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Aviat Networks, Inc.
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AVIAT NETWORKS, INC.
860 N. McCarthy Blvd., Suite 200, Milpitas, California 95035
Notice of Annual Meeting of Stockholders for Fiscal Year 2017
To Be Held on Tuesday, March 20, 2018
TO THE HOLDERS OF COMMON STOCK OF AVIAT NETWORKS, INC.
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders for fiscal year 2017 (the “Annual Meeting”) of Aviat Networks, Inc. (the “Company”) will be held at our facilities, located at 860 N. McCarthy Blvd., Suite 200, Milpitas, California 95035, on Tuesday, March 20, 2018, at 11:00 a.m., local time, for the following purposes:

1.	To elect six directors to serve until the Company’s 2018 Annual Meeting of Stockholders or until their successors have been elected and qualified.

2.	To vote on the ratification of the appointment by our Audit Committee of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for fiscal year 2018.

3.	To hold an advisory, non-binding vote to approve the Company’s named executive officer compensation (“Say-on-Pay”).

4.	To hold an advisory, non-binding vote on the frequency of holding votes on Say-on-Pay (once every year, every two years or three years).

5.	To approve the Aviat Networks, Inc. 2018 Incentive Plan.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement or other delay thereof.
Only holders of common stock at the close of business on February 2, 2018 are entitled to notice of and to vote at the Annual Meeting.
Whether or not you expect to attend the Annual Meeting in person, we urge you to submit a proxy to vote your shares. This will help ensure the presence of a quorum at the Annual Meeting.

By Order of the Board of Directors

February 12, 2018	/s/ Meena Elliott
Senior Vice President, Chief Legal & Administrative Officer, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on March 20, 2018
The proxy statement and annual report to stockholders are available at
https://materials.proxyvote.com/05366Y
Your vote is important regardless of the number of shares you own. The Board of Directors urges you to sign, date and return the enclosed proxy card by mail (using the enclosed postage-paid envelope) as promptly as possible, or vote electronically or by telephone as described in the attached proxy statement. If you have any questions or need assistance in voting your shares, please contact Broadridge, toll-free at 1-800-690-6903.

TABLE OF CONTENTS

Page

ABOUT THE ANNUAL MEETING	1
What is the purpose of the Annual Meeting?	1
What is the record date, and who is entitled to vote at the Annual Meeting?	1
What are the voting rights of the holders of common stock at the Annual Meeting?	1
Who may attend the Annual Meeting?	1
How do I vote?	2
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	2
How can I access the proxy materials and annual report on the Internet?	2
Why is Aviat soliciting proxies?	2
How do I revoke my proxy?	2
What vote is required to approve each item?	3
How is the majority voting standard applied to the election of directors?	3
What constitutes a quorum, abstention, and broker “non-vote”?	3
Who pays for the cost of solicitation?	4
What is the deadline for submitting proposals and director nominations for the 2017 Annual Meeting?	4
Who will count the votes?	4
CORPORATE GOVERNANCE	4
Board Members	5
Board and Committee Meetings and Attendance	5
Board Member Qualifications	5
Directors’ Biographies	5
Board Leadership	8
The Board’s Role in Risk Oversight	8
Principles of Corporate Governance, Bylaws and other Governance Documents	8
Board of Directors Committees	9
Audit Committee	10
Compensation Committee	11
Compensation Committee Interlock and Insider Participation	11
Governance and Nominating Committee	11
Stockholder Communications with the Board	12
Code of Conduct	12
TRANSACTIONS WITH RELATED PERSONS	12
DIRECTOR COMPENSATION AND BENEFITS	12
Fiscal Year 2017 Compensation of Non-Employee Directors	13
Indemnification	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	17
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	18
EXECUTIVE COMPENSATION	19
Compensation Discussion and Analysis	19
Compensation Committee Report	26

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AVIAT NETWORKS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MARCH 20, 2018
This proxy statement (this “Proxy Statement”) applies to the solicitation of proxies by the Board of Directors (the “Board”) of Aviat Networks, Inc. (which we refer to as “Aviat,” the “Company,” “we,” “our,” and “ours”) for use at the Annual Meeting of Stockholders for fiscal year 2017 and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held at 11:00 a.m., local time, on Tuesday, March 20, 2018. The Annual Meeting will be held at our facilities located at 860 N. McCarthy Blvd., Suite 200, Milpitas, California 95035. The telephone number at that location is (408) 941-7100. These proxy materials are being made available on or about February 12, 2018, to our stockholders entitled to notice of and to vote at the Annual Meeting.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to obtain stockholder action on the matters outlined in the notice of meeting included with this Proxy Statement. All holders of shares of common stock at the close of business on February 2, 2018 are entitled to notice of and to vote at the Annual Meeting. At the Annual Meeting, our stockholders will vote (i) to elect six directors; (ii) on the ratification of the appointment by our Audit Committee of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for fiscal year 2018; (iii) on an advisory, non-binding resolution to approve the Company’s named executive officer compensation (“Say-on-Pay”); (iv) on an advisory, non-binding resolution to approve the frequency of holding votes on Say-on-Pay; and (v) to approve the Company’s 2018 Incentive Plan (the “2018 Plan”).
What is the record date, and who is entitled to vote at the Annual Meeting?
The record date for the stockholders entitled to vote at the Annual Meeting is February 2, 2018 (the “Record Date”). The Record Date was established by the Board as required by the Delaware General Corporation Law and our Bylaws. Owners of shares of our common stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. You may vote all shares that you owned as of the Record Date.
What are the voting rights of the holders of common stock at the Annual Meeting?
Each outstanding share of our common stock is entitled to one vote on each matter considered at the Annual Meeting. As of the Record Date, there were 5,340,851 shares of our common stock outstanding.
Who may attend the Annual Meeting?
Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis.
If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the Annual Meeting, you must bring to the Annual Meeting a copy of a bank or brokerage statement reflecting your stock ownership as of the Record Date.
Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact us by calling (408) 941-7100 for directions to the Annual Meeting.

How do I vote?
Stockholders of record can vote by proxy as follows:

•	Via the Internet: Stockholders may submit voting instructions through the Internet by following the instructions included with the proxy card.

•	By Telephone: Stockholders may submit voting instructions by telephone by following the instructions included with the proxy card.

•	By Mail: Stockholders may sign, date and return their proxy card in the pre-addressed, postage-paid envelope provided.

•	At the Annual Meeting: If you attend the Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card.
If you hold your shares in “street name,” the bank, broker or other holder of record holding your shares will send you separate instructions describing the procedure for voting your shares. If you hold your shares in “street name,” you will not be able to vote in person by ballot at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other holder of record and present it at the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
Pursuant to Securities and Exchange Commission rules, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners of shares held in “street name.” All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, the Notice contains information on how stockholders may request delivery of proxy materials in printed form by mail or electronically by email on an ongoing basis.
How can I access the proxy materials and annual report on the Internet?
This Proxy Statement, the form of proxy card, the Notice and our annual report on Form 10-K for the fiscal year ended June 30, 2017 are available at www.Proxyvote.com.
Why is Aviat soliciting proxies?
In lieu of personally attending and voting at the Annual Meeting, you may appoint a proxy to vote on your behalf. The Board has designated proxy holders to whom you may submit your voting instructions. The proxy holders for the Annual Meeting are John Mutch, Chairman of the Board, Michael Pangia, President and Chief Executive Officer (“CEO”), and Meena Elliott, Senior Vice President, Chief Legal & Administrative Officer, Corporate Secretary.
How do I revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	delivering a written notice of revocation to the Company’s Secretary, Meena Elliott, at 860 N. McCarthy Blvd., Suite 200, Milpitas, CA 95035;

•	signing, dating and returning a proxy card bearing a later date;

•	submitting another proxy by Internet or telephone (the latest dated proxy will control); or

•	attending the Annual Meeting and voting in person by ballot.
If you hold your shares in “street name,” you should follow the directions provided by the bank, broker or other holder of record to revoke your proxy. Regardless of how you hold your shares, your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy.
What vote is required to approve each item?

•
Proposal No. 1 (election of directors): the director nominees will be elected by a majority of the votes cast. Stockholders may not cumulate votes in the election of directors. The Board recommends a vote “FOR” all nominees.

•
Proposal No. 2 (ratification of BDO as the Company’s independent registered public accounting firm): the affirmative vote by the holders of common stock entitled to cast a majority of the voting power of all of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval of Proposal No. 2. The Board recommends a vote “FOR” Proposal No. 2.

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Proposal No. 3 (advisory, non-binding vote on named executive officer compensation): the affirmative vote by the holders of common stock entitled to cast a majority of the voting power of all of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval of Proposal No. 3. The Board recommends a vote “FOR” Proposal No. 3.

•
Proposal No. 4 (advisory, non-binding vote on the frequency of holding votes on Say-on-Pay): the affirmative vote of a plurality of the voting power of all of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal will determine the frequency with which stockholders will vote on an advisory basis on Say-on-Pay (meaning the vote frequency that receives the highest number of shares voted for it, whether once every one, two or three years, will be selected). The Board recommends a vote “FOR” a frequency of “ONCE A YEAR” under Proposal No. 4.

•
Proposal No. 5 (approval of the 2018 Plan): the affirmative vote by the holders of common stock entitled to cast a majority of the voting power of all of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval of Proposal No. 5. The Board recommends a vote “FOR” Proposal No. 5.

What happens if a director does not receive a sufficient number of votes?
Aviat’s Corporate Governance Guidelines provide that a director nominee who receives a greater number of votes “AGAINST” his or her election than votes “FOR” his or her election must promptly offer his or her resignation to the Board. The Board will determine whether to accept the nominee’s resignation. See “Majority Vote Policy in Director Elections” for additional information.
What constitutes a quorum, abstention and broker “non-vote”?
The presence at the Annual Meeting either in person or by proxy of the holders of common stock entitled to cast a majority of the voting power of all of the common stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting.
Abstentions and broker “non-votes” are counted as present and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstention occurs when a stockholder does not vote for or against a proposal but specifically abstains from voting. A broker “non-vote” occurs when a bank, broker or other holder of record holding shares in street name for a beneficial owner signs and submits a proxy or votes with respect to shares of common stock held in a fiduciary capacity, but does not vote on a particular matter because the bank, broker or other holder of record does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner or because the bank, broker or other holder of record elects not to vote on a matter as to which it does have discretionary voting power. Under the rules governing banks, brokers and other holders of record who are voting with respect to shares held in street name, such entities have the discretion to vote such shares on routine matters but not on non-routine matters. Only Proposal No. 2 is a routine matter.
For Proposal No. 1, abstentions and broker “non-votes”, if any, will be disregarded and have no effect on the outcome of the vote. For Proposals No. 2, No.3, No. 4 and No. 5, abstentions will have the same effect as voting against the proposal, and broker “non-votes”, if any, will be disregarded and have no effect on the outcome of the vote.
Who pays for the cost of solicitation?
We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, the Notice and any additional solicitation materials that may be furnished to our stockholders and the maintenance and operation of the website providing Internet access to these proxy materials. We will reimburse banks, brokers and other holders of record for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock and maintaining Internet access for such materials and the submission of proxies. We may supplement the original solicitation of proxies by mail through solicitation by telephone, email, over the Internet or by other means by our directors, officers and other employees. No additional compensation will be paid to these individuals for any such services.
In addition, the Company has retained D.F. King & Co. to assist it in the solicitation of proxies. The Company has agreed to pay D.F. King & Co. a fee of $10,500, plus reimbursement for their reasonable out-of-pocket expenses. The Company has also agreed to indemnify D.F. King & Co. against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.
What is the deadline for submitting proposals and director nominations for the 2018 Annual Meeting?
In order for any stockholder to submit nominations of directors or propose business to be considered before our 2018 Annual Meeting, a stockholder of record must submit a written notice thereof, which notice must be received by our Corporate Secretary at our principal executive offices not earlier than December 20, 2018, or later than January 19, 2019. The full requirements for the submission of nominations of directors and proposals of business to be considered are contained in Article II, Sections 13 and 14, respectively, of our Bylaws, which are available for review at our website, www.aviatnetworks.com.
Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must be directed to the Corporate Secretary, Aviat Networks, Inc., at our principal executive offices, and must be received by November 10, 2018.
In accordance with the rules of the SEC, the proxies solicited by the Board for the 2018 Annual Meeting will confer discretionary authority on the proxy holders to vote on any director nomination or stockholder proposal presented at the 2018 Annual Meeting if the Company fails to receive notice of such matter in accordance with the periods specified above.
Who will count the votes?
Broadridge will tabulate the votes cast by proxy. The Company has retained an independent inspector of elections in connection with Aviat’s solicitation of proxies for the Annual Meeting. Aviat intends to notify stockholders of the results of the Annual Meeting by filing a Form 8-K with the SEC.
CORPORATE GOVERNANCE
We believe in and are committed to sound corporate governance principles. Consistent with our commitment to and continuing evolution of corporate governance principles, we adopted a Code of Business Ethics, corporate governance guidelines and written charters for the Governance and Nominating Committee, Audit Committee and Compensation Committee. Each of our Board committees is required to conduct an annual review of its charter and applicable guidelines.

Board Members
The authorized size of the Board is six. Directors are nominated by the Governance and Nominating Committee of the Board.
The following are the members of the Board as of the date of this Proxy Statement. See Proposal No. 1 for additional information regarding the nominees for director.

Name	Title and Positions
John Mutch	Director, Chairman of the Board
Wayne Barr, Jr.	Director
Kenneth Kong	Director
Michael A. Pangia	Director, President and Chief Executive Officer
John J. Quicke	Director
Dr. James C. Stoffel	Director
The Board has determined that each of our current directors except Mr. Pangia has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is otherwise independent in accordance with listing rules of the NASDAQ Stock Market (the “NASDAQ Listing Rules”).
All of our directors are requested to attend our annual meetings of stockholders. Five of our directors serving at the time of our 2016 Annual Meeting attended either in person or via telephone.
Board and Committee Meetings and Attendance
In fiscal year 2017, the Board held ten meetings. Each of the Board members attended at least 90% of the Board meetings and at least 83% of the total number of meetings of the committee or committees on which the member served.
Board Member Qualifications
Our Board believes that its members should encompass a range of talents, skills and expertise, which enables the Board to provide sound guidance with respect to the Company’s operations and interest. Our Board prefers a variety of professional experiences and backgrounds among its members. In addition to considering a candidate’s experiences and background, candidates are reviewed in the context of the current composition of the Board and evolving needs of our businesses. In particular, the Board has sought to include members that have experience in establishing, growing and leading communications companies in senior management positions and serving on the board of directors of other companies. In determining that each of the members of the Board is qualified to be a director, the Board has relied on the attributes listed below and, where applicable, on the direct personal knowledge of each of the members’ prior service on the Board.
Our bylaws provide that a director may not be older than 75 years of age on the date of his or her election or appointment to the Board unless otherwise specifically approved by a resolution passed by the Board.
Directors’ Biographies
The following is a brief description of the business experience and background of each nominee for director, including the capacities in which each has served during at least the past five years:
Mr. John Mutch, age 61, currently serves as Chairman of the Board and has served on the Board since January 2015. He served on the Board of Directors of Steel Excel Inc. (“Steel Excel”), a provider of drilling and production services to the oil and gas industry and a provider of event-based sports services and other health-related services, from 2007 to 2016. From December 2008 to January 2014, he served as Chairman of the Board of Directors and Chief Executive Officer of Beyondtrust Software, a privately-held security software company. Mr. Mutch has been the founder and managing partner of MV Advisors LLC (“MV Advisors”), a strategic block investment firm that provides focused investment and strategic guidance to small and mid-cap technology companies, since December 2005. Prior to founding MV Advisors, in March 2003, Mr. Mutch was appointed by the U.S. Bankruptcy court to the Board of Directors of Peregrine Systems, Inc. (“Peregrine Systems”), a provider of enterprise asset and service management solutions. He assisted that company in a bankruptcy work-out proceeding and was named President and Chief Executive Officer in July 2003. Previous to running Peregrine Systems, Mr. Mutch served as President, Chief Executive Officer and a director of HNC Software, an enterprise analytics software provider. Before HNC Software, Mr. Mutch spent seven years at Microsoft Corporation in a variety of executive sales and marketing positions. Mr. Mutch previously served on the Boards of Directors of Phoenix Technologies Ltd., a leader in core systems software products, services and embedded technologies, Edgar Online, Inc., a provider of financial data, analytics and disclosure management solutions, Aspyra, Inc., a provider of clinical and diagnostic information systems for the healthcare industry, Overland Storage, Inc., a provider of unified data management and data protection solutions, and Brio Software, Inc., a provider of business intelligence software. He has served as a director at Agilysys, Inc., a provider of information technology solutions, since March 2009. Since April 2017, Mr. Mutch has served as a director at Maxwell Technologies, Inc., a manufacturer of energy storage and power delivery solutions for automotive, heavy transportation, renewable energy, backup power, wireless communications and industrial and consumer electronics applications, and since July 2017 he has served as a director at YuMe, Inc., a provider of digital video brand advertising solutions.
Mr. Mutch brings to the Board extensive experience as an executive in the technology sector. He also has experience as a director at several public companies in the technology sector. He is or has been a member of the audit committee of various public and private companies, and brings valuable financial expertise to the Board.
Mr. Wayne Barr, Jr., age 53, has served as a member of the Board since November 2016. Mr. Barr is currently the chairman of the board of directors of Concurrent Computer Corporation, a global software and solutions company (NASDAQ: CCUR), a position he has held since July 2017.  He has served on the Concurrent board since August 2016 and serves on the compensation committee and nominating committee and is chairman of the audit committee of the Concurrent board.  Mr. Barr also serves on the board of directors of HC2 Holdings, Inc. (“HC2”), a diversified holding company, a position he has held since January 2014. From January 2014 until July 2016, Mr. Barr served on the Audit Committee (chairman), Compensation Committee and Nominating and Governance Committee of the HC2 Board of Directors. Mr. Barr also serves as a director of four HC2 private portfolio companies. Mr. Barr has also served as the Managing Director of Alliance Group of NC, LLC, a full-service real estate brokerage firm in Raleigh, NC since January 2013, and as the Principal of Oakleaf Consulting Group LLC, a management consulting firm focusing on technology and telecommunications companies, since he founded the company in 2001. He previously served as a founder and President of Capital & Technology Advisors, Inc. from October 2003 until 2006 and served as Senior Managing Director of Communication Technology Advisors LLC from May 2001 to June 2005. From 1999 until 2001, Mr. Barr was a member of TechOne Capital Group, a private investment firm. From 1995 until 1999, Mr. Barr served as an Associate General Counsel of CAI Wireless Systems Inc., which was acquired by WorldCom Inc. in August 1999. He began his career as an attorney in private practice. Mr. Barr is a director of IoSat Holdings Ltd., a private satellite services provider. Mr. Barr was a director of Evident Technologies Inc. from 2005 until 2016, and has served on the Boards of Directors of Globix Corporation from 2004 to 2005, Anacomp from 2002 to 2003, Leap Wireless International Inc. from 2003 to 2004 and NEON Communications Group, Inc. in 2005.
Mr. Barr brings to the Board his extensive experience as a senior executive and a member of various boards of directors.
Mr. Kenneth Kong, age 43, has served as a member of the Board since November 2016. He is a Senior Vice President at Steel Services, Ltd. (“Steel Services”), a management and advisory company that provides management services to Steel Partners Holdings, L.P. and its affiliates. As an investment professional at Steel Services, Mr. Kong sources and analyzes investment opportunities in publicly traded securities in a diverse number of industries. He is also a member of the Mergers and Acquisitions team at Steel Services focused on deal sourcing, due diligence and analysis.  Since joining the firm in 1997 as an investment analyst, Mr. Kong also performed in various key positions in managing investor relations, marketing and administration for Steel Partners II, L.P., Steel Partners Japan Strategic Fund, L.P. and Steel Partners China Access I, L.P.  From 2006 to 2016, he managed Steel Partners China Access I, L.P., a private investment fund focused on investing in publicly listed state owned enterprises in the People’s Republic of China.  Mr. Kong currently serves as a Trustee BNS Holding Liquidating Trust, Inc. since 2012 and as a Director of Ore Holdings, Inc. since October 2010. Additionally, he has served as a Director on several private companies.
Mr. Kong’s brings to the Board an extensive knowledge of capital allocation and related matters.

Mr. Michael A Pangia, age 56, has been our President and CEO and a member of the Board since July 2011. From March 2009 to July 2011, he served as our Chief Sales Officer where he was responsible for company-wide operations of the Global Sales and Services organization. Prior to joining Aviat, Mr. Pangia served as senior vice president, Global Sales Operations and Strategy, at Nortel, where he was responsible for all operational aspects of the Global Sales function. Prior to that, he was president of Nortel’s Asia region, where his key responsibilities included sales and overall business management for all countries in the region where Nortel did business.
Mr. Pangia’s current and prior service as a senior executive officer with large technology driven companies with international operations provide him with an extensive knowledge base of complex management, financial, operational and governance issues faced by public companies with global operations. He also brings a high level of financial literacy to the Board through both formal education and over 15 years’ experience in multiple finance functional areas, including cost accounting, financial planning and analysis, and mergers and acquisitions.
Mr. John J. Quicke, age 68, has served as a member of the Board since January 2015. Mr. Quicke has served as a director of Rowan Companies, plc, an offshore contract drilling company, since January 2009. Since January 2016, he has served as a consultant, and as Chairman of Steel Energy Services LTD, a subsidiary of Steel Partners Holdings, L.P. He served on the Board of Directors of Steel Excel from 2007 to July 2016, and served as its Interim President and Chief Executive Officer from January 2010 to March 2013. In March 2013, he was named President and Chief Executive Officer of Steel Excel’s Steel Energy segment and served in that capacity until December 2015. Mr. Quicke served as Managing Director and operating partner of Steel Partners LLC, a subsidiary of Steel Partners Holdings L.P. from September 2005 until December 2015. Mr. Quicke has been associated with Steel Partners and its affiliates since September 2005. Previously, Mr. Quicke served in various capacities at Sequa Corporation, a diversified manufacturer, including Vice Chairman and Executive Officer, President, and as a director of the company. Mr. Quicke previously served as a Vice President and director of Handy & Harman Ltd. (“H&H”), director, President and Chief Executive Officer of DGT Holdings Corp. and as a director of Angelica Corporation, a provider of health care linen management services, Layne Christensen Company, a global solutions provider for essential natural resources, NOVT Corporation, a vascular brachytherapy business, JPS Industries, Inc., a manufacturer of mechanically formed glass and aramid substrate materials for specialty applications and H&H.
Mr. Quicke’s extensive experience, including board service on ten public companies over 20 years, over 25 years of significant operating experience, which includes participation in acquisition and disposition transactions, as well as his financial and accounting expertise, enable him to assist in the effective management of the Company.
Dr. James C. Stoffel, age 71, has served as a member of the Board since January 2007 and a lead independent director from July 2010 to February 2015. Presently, Dr. Stoffel is on the Board of Directors of Harris Corporation, of which he has been a member since August 2003, and is also a member of its Corporate Governance Committee. Additionally, since 2006 he has served as General Partner of Trillium International, LLC, a private equity company, and is a senior advisor to other private equity companies. He also serves on the boards of the following privately held companies: Display Data, Omni-ID Ltd., Quintel Ltd., and Intrinsiq Ltd. Prior to his retirement, Dr. Stoffel was Senior Vice President, Chief Technical Officer and Director of Research and Development of Eastman Kodak Company (“Kodak”). He held this position from 2000 to April 2005. He joined Kodak in 1997 as Vice President and Director, Electronic Imaging Products Research and Development, and became Director of Research and Engineering in 1998. Prior to joining Kodak, he was with Xerox Corporation (“Xerox”), where he began his career in 1972. His most recent position with Xerox was Vice President, Corporate Research and Technology. Dr. Stoffel serves on the Advisory Board for Research and Graduate Studies at the University of Notre Dame.
Dr. Stoffel’s prior service as a senior executive of large, publicly traded, technology driven companies, and his more than 30 years’ experience focused on technology development, provide him with an extensive knowledge of the complex technical research and development, management, financial and governance issues faced by a public company with international operations. This experience brings our Board important knowledge and expertise related to research and development, new product introductions, strategic planning, manufacturing, operations and corporate finance. His experience as an advisor to private equity firms also provides him with additional knowledge related to strategic planning, capital raising, mergers and acquisitions and economic analysis. Dr. Stoffel also has gained an understanding of public company governance and executive compensation through his service on public company boards, including as a lead independent director.

Board Leadership
The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board as the Board believes that it is in the best interests of the Company for the Board to make that determination based on the position and direction of the Company and the membership of the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities that the Company faces, and are in the best position to evaluate the needs of the Company and how to best organize the capabilities of the directors and management to meet those needs.
When the CEO also serves as Chairman of the Board, our Corporate Governance Guidelines provide for the appointment of a lead independent director.
The Board has determined that having Mr. Mutch serve as Chairman is in the best interest of the Company at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures, and is useful in establishing a system of corporate checks and balances. Separating the Chairman position from the CEO position allows the CEO to focus on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman leads the Board in its role of, among other things, providing advice to, and overseeing the performance of, the CEO. In addition, managing the Board can be a time-intensive responsibility, and this structure permits Mr. Pangia, our CEO, to focus on the management of the Company’s day-to-day operations.
The Board’s Role in Risk Oversight
Assessing and managing risk is the responsibility of the management of the Company. The Board, through the Governance and Nominating Committee, oversees and reviews certain aspects of the Company’s risk management efforts, focusing on the adequacy of the Company’s risk management and risk mitigation processes. At the Board’s request, management proposed a process for identifying, evaluating and monitoring material risks and such process has been approved by the Board and is currently in effect. This risk management program is overseen by senior management who, in connection with their regular review of the overall business, identify and prioritize a broad range of material risks (e.g., financial, strategic, compliance and operational). Senior management also discusses mitigation plans to address such material risks. Prioritized risks and management’s plans for mitigating such risks are regularly presented to the full Board for discussion and in order to ensure monitoring. In addition to the risk management program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
A discussion of risk factors in the Company’s compensation design can be found below under the heading “Risk Considerations in Our Compensation Program.”
Principles of Corporate Governance, Bylaws and Other Governance Documents
The Board has adopted Corporate Governance Guidelines and other corporate governance documents that supplement certain provisions of our Bylaws and relate to, among other things, the composition, structure, interaction and operation of the Board. Some of the key governance features of our Corporate Governance Guidelines, Bylaws and other governance documents are summarized below.
Majority Voting in Director Elections. In an uncontested election of directors, to be elected to the Board, each nominee must receive the affirmative vote of shares representing a majority of the votes cast, meaning that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee.
Aviat’s Corporate Governance Guidelines provide that any director nominee in an uncontested election who does not receive a greater number of votes “FOR” his or her election than votes “AGAINST” such election must, promptly following certification of the stockholder vote, offer his or resignation to the Board for consideration in accordance with the following procedures. All of these procedures will be completed within 90 days following certification of the stockholder vote.
The Board, through its Qualified Independent Directors (as defined below), will evaluate the best interests of the Company and its stockholders and decide the action to be taken with respect to such offered resignation, which can include, without limitation: (i) accepting the resignation; (ii) accepting the resignation effective as of a future date not later than 180 days following certification of the stockholder vote; (iii) rejecting the resignation but addressing what the Qualified Independent Directors believe to be the underlying cause of the withhold votes; (iv) rejecting the resignation but resolving that the director will not be re-nominated in the future for election; or (v) rejecting the resignation.
In reaching their decision, the Qualified Independent Directors will consider all factors they deem relevant, including but not limited to: (i) any stated reasons why stockholders did not vote for such director; (ii) the extent to which the “AGAINST” votes exceed the votes “FOR” the election of the director and whether the “AGAINST” votes represent a majority of the outstanding shares of common stock; (iii) any alternatives for curing the underlying cause of the “AGAINST” votes; (iv) the director’s tenure; (v) the director’s qualifications; (vi) the director’s past and expected future contributions to the Company; (vii) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail or potentially fail to comply with any applicable law, rule or regulation of the SEC or the NASDAQ Listing Rules; and (viii) whether such director’s continued service on the Board for a specified period of time is appropriate in light of current or anticipated events involving the Company.
Following the Board’s determination, the Company will, within four business days, disclose publicly in a document furnished or filed with the Securities and Exchange Commission (the “SEC”) the Board’s decision as to whether or not to accept the resignation offer. The disclosure will also include a description of the process by which the decision was reached, including, if applicable, the reason or reasons for rejecting the offered resignation.
A director who is required to offer his or her resignation in accordance with this policy may not be present during the deliberations or voting whether to accept his or her resignation or, except as otherwise provided below, a resignation offered by any other director in accordance with this policy. Prior to voting, the Qualified Independent Directors may afford the affected director an opportunity to provide any information or statement that he or she deems relevant.
For purposes of this policy, “Qualified Independent Directors” means all directors who (i) are independent directors (as defined in accordance with the NASDAQ Listing Rules) and (ii) are not required to offer their resignation in connection with an election in accordance with this policy. If there are fewer than three independent directors then serving on the Board who are not required to offer their resignations in accordance with this policy, then the Qualified Independent Directors means all of the independent directors, and each independent director who is required to offer his resignation in accordance with this policy must recuse himself from the deliberations and voting only with respect to his individual offer to resign.
All nominees for election as a director in an uncontested election are deemed to have agreed to abide by this policy and will offer to resign and will resign if requested to do so in accordance with this policy (and will if requested submit an irrevocable resignation letter, subject to this majority voting policy, as a condition to being nominated for election).
Prohibition Against Pledging Aviat Securities and Hedging Transactions. In accordance with Aviat’s Code of Conduct, directors and executive officers are prohibited from pledging Aviat securities and engaging in hedging transactions with respect to Aviat securities. Aviat specifically prohibits directors and executive officers from holding Aviat securities in any margin account for investment purposes or otherwise using Aviat securities as collateral for a loan. Such persons are also prohibited from purchasing certain instruments (including prepaid variable forward contracts, equity swaps, and collars) and engaging in transactions designed to hedge or offset any decrease in the value of Aviat securities.
Board Committees
The Board maintains an Audit Committee, a Compensation Committee and a Governance and Nominating Committee, as its regular committees. Copies of the charters for the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are available on our website at www.investors.aviatnetworks.com/documents.cfm.

The following table shows, at the conclusion of fiscal year 2017, the Chairman and members of each committee, the number of committee meetings held and the principal functions performed by each committee.

Committee	Number of Meetings in Fiscal 2017	Members	Principal Functions
Audit	8	John Mutch* Wayne Barr, Jr. John J. Quicke
• Selects our independent registered public accounting firm
• Reviews reports of our independent registered public accounting firm
• Reviews and pre-approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit
• Monitors the effectiveness of the audit process
• Reviews management’s assessment of the adequacy of financial reporting and operating controls
• Monitors corporate compliance program

Compensation	7	Dr. James C. Stoffel* John J. Quicke Kenneth Kong	• Reviews our executive compensation policies and strategies • Oversees and evaluates our overall compensation structure and programs

Governance and Nominating	4	John J. Quicke* Dr. James Stoffel John Mutch
• Develops and implements policies and practices relating to corporate governance
• Reviews and monitors implementation of our policies and procedures
• Reviews the process by which management identifies and mitigates key areas of risk and reviews critical risk areas with the Board
• Assists in developing criteria for open positions on the Board
• Reviews and recommends nominees for election of directors to the Board
• Reviews and recommends policies, if needed for selection of candidates for directors

______________________
* Chairman of Committee
Audit Committee
The Audit Committee is primarily responsible for selecting, and approving the services performed by, our independent registered public accounting firm, as well as reviewing our accounting practices, corporate financial reporting and system of internal controls over financial reporting. No material amendments to the Audit Committee Charter were made during fiscal year 2017. During fiscal year 2017, the Audit Committee was comprised of independent, non-employee members of our Board who were “financially sophisticated” under the NASDAQ Listing Rules.
The Board has determined that Mr. Mutch qualifies as an “audit committee financial expert,” as defined under Item 407(d)(5)(i) of Regulation S-K under the Securities Act of 1933 and the Exchange Act. Such status does not impose on any director duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on a director as members of our Audit Committee and the Board.

Compensation Committee
The Compensation Committee has the authority and responsibility to approve our overall executive compensation strategy, to administer our annual and long-term compensation plans and to review and make recommendations to the Board regarding executive compensation. The Compensation Committee is comprised of independent, non-employee members of the Board in accordance with NASDAQ Listing Rules. During fiscal year 2017, the Compensation Committee utilized Pearl Meyer & Partners, LLC (“Pearl Meyer”) as an independent, third-party consulting firm.
Compensation Committee Interlock and Insider Participation
No member of the Compensation Committee was an officer or employee or former officer of the Company. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Governance and Nominating Committee
Each member of the Governance and Nominating Committee met the independence requirements of the NASDAQ Listing Rules.
The Governance and Nominating Committee develops and implements policies and practices related to corporate governance consistent with sound corporate governance principles. The Governance and Nominating Committee also reviews the process by which management identifies and mitigates key areas of risk and reviews critical risk areas with the Board.
The Governance and Nominating Committee also recommends candidates to the Board and periodically reviews whether a more formal selection policy should be adopted. There is no difference in the manner in which the committee members evaluate nominees for director based on whether the nominee is recommended by a stockholder. We currently do not pay a third party to identify or assist in identifying or evaluating potential nominees, although we may in the future utilize the services of such third parties.
In reviewing potential candidates for the Board, the Governance and Nominating Committee considers the individual’s experience and background. Candidates for the position of director should exhibit proven leadership capabilities, high integrity, exercise high level responsibilities within their chosen career, and possess an ability to quickly grasp complex principles of business, finance, international transactions and communications technologies. In general, candidates who have held an established executive level position in business, finance, law, education, research, government or civic activity will be preferred.
Although the Governance and Nominating Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that the committee considers in identifying director nominees. When identifying and recommending director nominees, the Governance and Nominating Committee views diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board diversity. As part of this process, the Governance and Nominating Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company’s business.
In making its recommendations, the Governance and Nominating Committee bears in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The Governance and Nominating Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board may do so by submitting a comment via the Company’s website at www.investors.aviatnetworks.com/contactBoard.cfm or by sending a letter addressed to: Aviat Networks, Inc., c/o Corporate Secretary, 860 N. McCarthy Blvd., Suite 200, Milpitas, California 95035. The Corporate Secretary monitors these communications and provides a summary of all received messages to the Board at its regularly scheduled meetings. When warranted by the nature of communications, the Corporate Secretary will request prompt attention by the appropriate committee or independent director of the Board, independent advisors or management. The Corporate Secretary may decide in her judgment whether a response to any stockholder communication is appropriate.
Code of Conduct
We implemented our Code of Conduct effective January 26, 2007. All of our employees, including the CEO, Chief Financial Officer (“CFO”) and Principal Accounting Officer, are required to abide by the Code of Conduct to help ensure that our business is conducted in a consistently ethical and legal manner. The Audit Committee has adopted a written policy, and management has implemented a reporting system, intended to encourage our employees to bring to the attention of management and the Audit Committee any complaints regarding the integrity of our internal system of controls over financial reporting, or the accuracy or completeness of financial or other information related to our financial statements.
TRANSACTIONS WITH RELATED PERSONS
During fiscal year 2017, we believe there were no transactions, or series of similar transactions, to which we were or are to be a party in which the amount exceeded $120,000, and in which any of our directors or executive officers, any holders of more than 5% of our common stock or any members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in the sections titled “Director Compensation and Benefits” and “Executive Compensation.”
It is the policy and practice of our Board to review and assess information concerning transactions involving related persons. Related persons include our directors and executive officers and their immediate family members. If the determination is made that a related person has a material interest in a transaction involving us, then the disinterested members of our Board would review and approve or ratify it, and we would disclose the transaction in accordance with SEC rules and regulations. If the related person is a member of our Board, or a family member of a director, then that director would not participate in any discussion involving the transaction at issue.
Our Code of Conduct prohibits all employees, including our executive officers, from benefiting personally from any transactions with us other than approved compensation benefits.
DIRECTOR COMPENSATION AND BENEFITS
The form and amount of director compensation is reviewed and assessed from time to time by the Compensation Committee with changes, if any, recommended to the Board for action. Director compensation may take the form of cash, equity, and other benefits ordinarily available to directors.
Directors who are not employees of ours received the following fees, as applicable, for their services on our Board during fiscal year 2017:

•	$60,000 basic annual cash retainer, payable on a quarterly basis, which a director may elect to receive in the form of shares of common stock;

•	$25,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Board;

•	$10,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Audit Committee;

•	$5,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Governance and Nominating Committee;

•	$8,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Compensation Committee; and

•
Annual grant of restricted shares of common stock valued (based on market prices on the date of grant) at $60,000, with 100% vesting at the earlier of (1) the day before the annual stockholders’ meeting, or (2) one year from grant date, subject to continuing service as a director.

Directors are eligible to defer payment of all or a portion of the retainer fees and restricted stock awards that are payable to them. Directors may choose either a lump sum or installment distribution of such fees and awards. Installment distributions are payable in annual installments over a period no longer than 10 years.
We reimburse each non-employee director for reasonable travel expenses incurred and in connection with attendance at Board and committee meetings on our behalf, and for expenses such as supplies and continuing director education costs, including travel for one course per year. Employee directors are not compensated for service as a director.
Fiscal Year 2017 Compensation of Non-Employee Directors
Our non-employee directors received the following aggregate amounts of compensation in respect of fiscal year 2017:

Name	Fees Earned and Paid in Cash	Stock Awards (2)	Total
	($)	($)	($)
Wayne Barr, Jr. (1)	30,000	61,741	91,741
Kenneth Kong (1)	30,000	61,741	91,741
John Mutch	95,000	61,741	156,741
John J. Quicke	65,000	61,741	126,741
Dr. James C. Stoffel	68,000	61,741	129,741
__________________

1.	Mr. Barr and Mr. Kong became directors in November 2016.

2.
The amounts shown in this column reflect the aggregate grant date fair value of the stock awards and option awards granted to our non-employee directors computed in accordance with FASB ASC Topic 718. The assumptions made in determining the fair values of our stock awards and option awards are set forth in Notes 1 and 8 to our fiscal year 2017 Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, as filed with the SEC on September 6, 2017.

As of June 30, 2017, our non-employee directors held the following numbers of unvested restricted shares of common stock and stock options, all of which were granted under the 2007 Plan:

Name	Unvested Stock Awards
Wayne Barr, Jr.	4,474
Kenneth Kong	4,474
John Mutch	4,474
John J. Quicke	4,474
Dr. James C. Stoffel	4,474

Indemnification
Our Bylaws require us to indemnify each of our directors and officers with respect to their activities as a director, officer, or employee of ours, or when serving at our request as a director, officer, or trustee of another corporation, trust, or other enterprise, against losses and expenses (including attorney fees, judgments, fines, and amounts paid in settlement) incurred by them in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they are, or are threatened to be made, a party(ies) as a result of their service to us. In addition, we carry directors’ and officers’ liability insurance, which includes similar coverage for our directors and executive officers. We will indemnify each such director or officer for any one or a combination of the following, whichever is most advantageous to such director or officer:

•	The benefits provided by our Bylaws in effect on the date of the indemnification agreement or at the time expenses are incurred by the director or officer;

•	The benefits allowable under Delaware law in effect on the date the indemnification bylaw was adopted, or as such law may be amended;

•	The benefits available under liability insurance obtained by us; and

•	Such benefits as may otherwise be available to the director or officer under our existing practices.
Under our Bylaws, each director or officer will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of ours with respect to suits or proceedings arising from his or her service with us.
In addition, the Company has entered into indemnification agreement with each director and officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as noted below, the following table sets forth information with respect to the beneficial ownership of our common stock as of February 1, 2018 by each person or entity known by us to beneficially own more than 5 percent of our common stock, by our directors, by our nominees for director, by our named executive officers and by all our directors, nominees for director and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Aviat Networks, Inc., 860 N. McCarthy Blvd., Suite 200, Milpitas, California 95035. As of February 1, 2018, there were 5,340,851 shares of our common stock outstanding.

	Shares Beneficially Owned as of February 1, 2018(1)
	Number of Shares of Common Stock (2)		Percentage of Voting Power of Common Stock
Name and Address of Beneficial Owner
Steel Partners Holdings L.P.	670,240	(3)	12.5%
590 Madison Avenue, 32nd Floor New York, NY
Schneider Capital Management Corporation	518,792	(4)	9.7%
460 E. Swedesford Road, Suite 2000 Wayne, PA 19087
Royce and Associates, LLC	373,572	(5)	7.0%
745 Fifth Avenue New York, NY 10151
Group comprised of Julian Singer, JDS1, LLC and David S. Oros	345,291	(6)	6.5%
c/o Julian Singer 2200 Fletcher Avenue, Suite 501 Fort Lee, NJ 07024
Renaissance Technologies	340,988	(7)	6.4%
600 Route 25A East Setauket, New York 11733

Named Executive Officers, Nominees for Director, and Directors
Wayne Barr, Jr.	4,474	(9)	*
Meena Elliott	35,889	(8)	*
Kenneth Kong	4,474	(8)	*
Ralph S. Marimon	3,188	(9)	*
Shaun McFall	42,154	(10)	*
John Mutch	19,245	(9)	*
Michael Pangia	123,841	(11)	2.3%
John J. Quicke	27,579	(9)	*
Dr. James C. Stoffel	27,551	(12)	*
Heinz H. Stumpe	43,281	(13)	*
All directors, nominee for director and executive officers as a group (10 persons)	331,676	(14)	6.0%
__________________________
* Less than one percent

(1)	Beneficial ownership is determined under the rules and regulations of the SEC, and generally includes voting or dispositive power with respect to such shares.

(2)
Shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group. Accordingly, the amounts in the table include shares of common stock that such person has the right to acquire within 60 days of February 1, 2018 by the exercise of stock options.

(3)
Based solely on a review of Amendment No. 6 to the Schedule 13D filed with the SEC on January 13, 2015 by Steel Excel Inc., Steel Partners Holdings L.P., SPH Group LLC, SPH Group Holdings LLC and Steel Partners Holdings GP Inc. Each of the foregoing entities reported shared voting and dispositive power with respect to all of such shares.

(4)
Based solely on a review of the Schedule 13F filed with the SEC on November 13, 2017 by Schneider Capital Management Corporation. Schneider Capital Management Corporation reported sole voting power with respect to 461,040 of such shares and sole dispositive power with respect to all of such shares.

(5)
Based solely on a review of the Schedule 13F filed with the SEC on January 17, 2018 by Royce & Associates, LLC. Royce & Associates, LLC reported sole voting and dispositive power with respect to all such shares.

(6)
Based solely on a review of the Schedule 13D filed with the SEC on September 14, 2016, by Julian Singer, JDS1, LLC and David S. Oros. Mr. Singer and JDS1, LLC reported sole voting and dispositive power with respect to 295,291 shares. Mr. Oros reported sole voting and dispositive power with respect to 50,000 shares.

(7)
Based solely on a review of the Schedule 13F filed with the SEC on November 13, 2017, by Renaissance Technologies LLC. Renaissance Technologies LLC reported sole voting power with respect to 292,702 of such shares, and sole dispositive power with respect to all such shares.

(8)	Includes 27,822 shares of common stock that are subject to option that may be exercised within 60 days of February 1, 2018.

(9)	Information is as of February 1, 2018. There were no option or restricted stock units that may be exercised or that will vest within 60 days of February 1, 2018.

(10)	Includes 31,192 shares of common stock that are subject to option that may be exercised within 60 days of February 1, 2018.

(11)	Includes 91,293 shares of common stock that are subject to option that may be exercised within 60 days of February 1, 2018.

(12)	Includes 6,943 shares of common stock that are subject to option that may be exercised within 60 days of February 1, 2018.

(13)	Includes 35,737 shares of common stock that are subject to option that may be exercised within 60 days of February 1, 2018.

(14)	Includes 192,987 shares of common stock that are subject to option that may be exercised within 60 days of February 1, 2018.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
For fiscal year 2017, the Audit Committee consisted of four members of the Board, each of whom was independent of the Company and its management, as defined in the NASDAQ Listing Rules. The Board has adopted, and periodically reviews, the Audit Committee charter. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.
The Audit Committee reviews management’s procedures for the design, implementation, and maintenance of a comprehensive system of internal controls over financial reporting and disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems. The Audit Committee provides the Board with the results of its examinations and recommendations and reports to the Board as it may deem necessary to make the Board aware of significant financial matters requiring the attention of the Board.
The Audit Committee does not conduct auditing reviews or procedures. The Audit Committee monitors management’s activities and discusses with management the appropriateness and sufficiency of our financial statements and system of internal control over financial reporting. Management has primary responsibility for the Company’s financial statements, the overall reporting process and our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) and discusses with the Audit Committee any issues they believe should be raised with us.
The Audit Committee reviews reports from our independent registered public accounting firm with respect to their annual audit and approves in advance all audit and non-audit services provided by our independent auditors in accordance with applicable regulatory requirements. The Audit Committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining their independence.
In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended June 30, 2017 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with our independent registered public accounting firm, BDO, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and letter from BDO required by applicable requirements of the PCAOB regarding the communications of BDO with the Audit Committee concerning independence, and has discussed with BDO its independence, including whether the provision by BDO of non-audit services, as applicable, is compatible with its independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended June 30, 2017 be included in Company’s Annual Report on Form 10-K.

Audit Committee of the Board of Directors

John Mutch, Chairman
Wayne Barr, Jr.
John J. Quicke

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
BDO was our independent registered public accounting firm for the fiscal years ending June 30, 2017 and July 1, 2016. Representatives of BDO will be present at the Annual Meeting, will have opportunity to make a statement should they so desire and will be available to respond to appropriate questions.
The following table sets forth the fees billed for services rendered by our auditors, BDO, for each of our last two fiscal years:

	Fiscal Year 2017(1)	Fiscal Year 2016(1)
Audit Fees (2)	$1,278,000	$1,408,000
Audit-Related Fees (3)	—	—
Tax Fees (4)	52,000	9,000
All Other Fees (5)	—	—
Total Fees for Services Provided	$1,330,000	$1,417,000
________________________

(1)	Includes fees to be billed to us by BDO and BDO’s international affiliates for fiscal 2017 and 2016 integrated audit and quarterly reviews.

(2)
Audit fees include fees associated with the annual audit, as well as reviews of our quarterly reports on Form 10-Q, SEC registration statements, accounting and reporting consultations and statutory audits required internationally for our subsidiaries.

(3)	Fees for audit-related services that are not categorized as audit fees.

(4)	Tax fees were for services related to tax compliance and tax planning services.

(5)	Other fees include fees billed for other services rendered not included within Audit Fees, Audit Related Fees or Tax Fees.
BDO did not perform any professional services related to financial information systems design and implementation for us in fiscal year 2017 or fiscal year 2016.
The Audit Committee has determined in its business judgment that the provision of non-audit services described above is compatible with maintaining BDO’s independence.
Audit Committee Pre-Approval Policy
Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by a company’s principal accountants be approved in advance by the Audit Committee of the Board, subject to a “de minimis” exception set forth in the SEC rules (the “De Minimis Exception”). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. All audit-related and non-audit services in fiscal years 2017 and 2016, if any, were pre-approved by the Audit Committee at regularly scheduled meetings of the Audit Committee, or through the process described in this paragraph, and none of such services was performed pursuant to the De Minimis Exception.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview and Summary
This Compensation Discussion and Analysis, which has been prepared by management, is intended to help our stockholders understand our executive compensation philosophy, objectives, policies, practices, and decisions. It is also intended to provide context for the compensation information for our CEO, CFO and the three other most highly compensated executive officers (our “named executive officers”) detailed in the Summary Compensation Table below and in the other tables and narrative discussion that follow.
To understand our approach to executive compensation, you should read the entire Compensation Discussion and Analysis that follows. The following brief summary introduces the major topics covered:

•
The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, our named executive officers’ compensation opportunity is heavily weighted toward variable pay.

•	The objectives of our executive compensation program are to reward superior performance, motivate our executives to achieve our goals and attract and retain a strong management team.

•
The Compensation Committee oversees our compensation program. The Compensation Committee makes the majority of executive compensation decisions, but also makes recommendations on certain aspects of the program to the full Board. The Compensation Committee is composed solely of independent directors. In its work, the Compensation Committee is assisted by independent compensation consultants engaged by the Compensation Committee.

•
In reviewing the elements of our executive compensation program — base salary, annual incentives, long-term incentives and post-termination compensation — our Compensation Committee reviews market data from similar companies.

•
Our competitive positioning philosophy is to set compensation at approximately the 50th percentile of compensation at peer group companies with allowances for internal factors such as tenure, individual performance and the nature of the relative scope and complexity of the role.

•
Our annual incentive program is based on specific Company financial performance goals for the fiscal year, and includes provisions to “claw back” any excess amounts paid in the event of a later correction or restatement of our financial statements.

•
We believe the compensation program for the named executive officers supported our strategic priorities and aligned compensation earned with the Company’s financial performance in fiscal year 2017. Moreover, we believe that our emphasis on long term stockholder value creation results in an executive compensation program structure that is beneficial to our Company and our stockholders.

Compensation Governance Best Practices
The Compensation Committee believes that a demonstrated commitment to best practices in compensation governance is itself an essential component of our approach to executive compensation. The following practices are some examples of this commitment:

•
Pay for performance: A substantial portion of our executives’ compensation opportunity is tied to achieving specified corporate objectives. In fiscal year 2017, 100% of the Annual Incentive Plan (“AIP”) was performance based and at-risk, subject to achievement of certain financial objectives. Under our Long-Term Incentive Plan (“LTIP”), half the equity awards were in the form of performance shares subject to achievement of a targeted financial measure.

•
Mix of short-term and long-term compensation: Short term compensation for our executive officers is comprised of base salaries and the AIP, which pays out only to the extent that the Company meets its financial targets. Our LTIP, representing long-term compensation, is comprised of performance shares and service based restricted stock. Performance shares are earned, if the performance criteria are met, at the end of a three-year plan cycle, while service-based restricted stock vests over a three-year period.

•
Independent compensation consultant: The Compensation Committee directly retains the services of Pearl Meyer, an independent compensation consultant, to advise it in determining reasonable and market-based compensation policies.

•
Prohibition on hedging and pledging: Our executive officers, together with all other employees, are prohibited from engaging in hedging, pledging or similar transactions with respect to our securities.

•
No perquisites: Our executive officers are not provided with club memberships, personal use of corporate aircraft or any other perquisite or special benefits other than our occasional provision of relocation expense reimbursement.

•
No single trigger change of control acceleration: Except for a market-based stock unit award of 50,000 shares made to Michael Pangia, our President and Chief Executive Officer, which is subject to accelerated vesting upon a change of control, as described below under “Potential Payments Upon Termination or Change of Control”, change of control arrangements in employment agreements with our executive officers provide for acceleration of vesting for outstanding equity awards only in the event that we are both subject to a change in control and the executive officer’s employment terminates thereafter for reasons specified in the employment agreements.

•
Clawback: We have a clawback policy that entitles us to recover all or a portion of any performance-based compensation, including cash and equity components, if our financial statements are restated as a result of errors, omissions or fraud.

•	Strong compensation risk management: The Compensation Committee reviews and analyzes the risk profile of our compensation programs and practices on an annual basis.
Compensation Philosophy and Objectives
The primary objectives of our total executive compensation program are to use compensation as a tool to recruit, retain, and develop outstanding executives and create long term value for our shareholders. The following principles guide our overall compensation program:

•	reward superior performance;

•	motivate our executives to achieve strategic, operational, and financial goals;

•	enable us to attract and retain a world-class management team; and

•	align outcomes and rewards with stockholder expectations.
Each year, the Compensation Committee reviews the executive compensation program to ensure our executive compensation policies and programs remain appropriately aligned with our evolving business needs and to consider best compensation practices. Our executive compensation programs are reviewed to ensure that they achieve a balance between providing strong retention and performance incentives to our executives while accommodating a meaningful and continuing effort to manage both the Company’s share burn rate and the dilutive effects of equity awards to the Company’s stockholders.
Executive Compensation Process
The Compensation Committee is responsible for establishing and implementing executive compensation policies and programs in a manner consistent with our compensation objectives and principles. The Compensation Committee, which is comprised solely of independent directors, reviews and approves the features and design of our executive compensation program, and approves the compensation levels, individual AIP objectives and total compensation targets for our executive officers other than our CEO. The independent members of the Board approve the compensation level, individual AIP objectives, and financial targets for our CEO. The Compensation Committee also monitors executive succession planning and monitors our performance as it relates to overall compensation policies for employees, including benefit and savings plans.

In discharging its responsibilities, the Compensation Committee may engage outside consultants and consult with our Human Resources Department as well as internal and external legal or accounting advisors, as the Compensation Committee determines to be appropriate. The Compensation Committee considers recommendations from our CEO and senior management when making decisions regarding our executive compensation program and compensation of our executive officers. Following each fiscal year end, our CEO, assisted by our Human Resources Department, assesses the performance of all named executive officers and other officers. Following this annual performance review process, our CEO recommends base salary and incentive and equity awards for our named executive officers and other officers to the Compensation Committee. Based on input from our CEO and management, as well as from independent consultants, if any are used, and, in the case of the CEO’s compensation, the Compensation Committee’s evaluation of the CEO’s performance, the Compensation Committee determines what changes, if any, should be made to the executive compensation program and either sets or recommends to the full Board the level of each compensation element for all of our officers.
Independent Compensation Consultant for Compensation Committee
The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others for assistance. Accordingly, the Compensation Committee has hired Pearl Meyer as an independent consultant to advise the Compensation Committee on matters related to the compensation of the Company’s executive officers. All services that Pearl Meyer provided Aviat in fiscal year 2017 were approved by the Compensation Committee and were related to executive or Board compensation. Pearl Meyer provides an annual review of the Company’s compensation practices, reviews and makes recommendations regarding Aviat’s compensation peer groups, and provides independent input to the Compensation Committee on programs and practices.
Compensation Committee Advisor Independence
The Compensation Committee has considered the independence of Pearl Meyer pursuant to the NASDAQ Listing Rules and related SEC rules finalized in 2012, and has found no conflict of interest in Pearl Meyer continuing to provide advice to the Compensation Committee. The Compensation Committee is also regularly advised by the Company’s primary outside counsel, Olshan Frome Wolosky LLP (“Olshan”). Pursuant to the NASDAQ Listing Rules and related SEC rules, the Compensation Committee has found no conflict of interest in Olshan continuing to provide advice to the Compensation Committee. The Compensation Committee reassesses the independence of its advisors annually.
Consideration of Say on Pay Results
Each year at our annual meeting, we conduct an advisory vote of our stockholders on our executive compensation program. Although this vote is not binding on the Board or us, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, program and practices as disclosed in our proxy statement on an annual basis. The Board and our Compensation Committee value stockholders’ opinions and, to the extent there is any significant vote against the compensation of our named executive officers, the Compensation Committee evaluates whether any actions are warranted or appropriate.
At our 2016 Annual Meeting, 98% of the votes cast on the advisory vote on executive compensation supported our named executive officers’ compensation as disclosed in the proxy statement. Our Compensation Committee evaluated these results, considered investor feedback and took into account many other factors in evaluating our executive compensation programs as discussed in the Compensation Discussion and Analysis. Although none of our Compensation Committee’s subsequent actions or decisions with respect to the compensation of our executive officers were directly attributable to the results of the vote, our Compensation Committee took the vote outcome into consideration in the course of its deliberations. Our Compensation Committee believes that stockholder feedback and concerns on executive compensation matters should be considered as part of its deliberations and intends to consider the results of future advisory votes in its compensation review process.
Competitive Benchmarking
Our compensation program for all of our officers is addressed in the context of competitive compensation practices. Our management and Compensation Committee consider external data to assist in benchmarking total target compensation. For fiscal year 2017, targets for total cash and cash based compensation (base salary and short-term incentive compensation), long-term incentives and total direct compensation (base salary and short-term and long-term incentive compensation) for Messrs. Pangia, Marimon and Stumpe were set based on data collected from our peer group companies and from a published survey source, the Radford Global Technology Survey for our other named executive officers. In considering data from the Radford Global Technology Survey, we focused on results for technology companies with annual revenues of less than $500 million. The peer group companies selected and used for compensation comparisons are reflective of our market for executive talent and business line competitors. Also, the overall composition of the peer group reflects companies of similar complexity and size to us.
For fiscal year 2017, these peer group companies included:

ADTRAN Inc.	Bel Fuse, Inc.
CalAmp Corp.	Calix, Inc.
Cohu, Inc.	Comtech Telecommunications Corp.
DragonWave, Inc.	Extreme Networks, Inc.
Harmonic Inc.	Infinera Corporation
Ixia	KVH Industries
MRV Communications	NeoPhotonics Corporation
Novatel Wireless, Inc.	ShoreTel, Inc.
Sonus Networks, Inc.
Each year, the Compensation Committee reviews the appropriateness of the comparison group used for assessing the compensation of our CEO and other named executive officers. We made significant modifications to the peer group since fiscal year 2016 so that our peer group roster better reflects our company size and business model, and also reflects merger and acquisition activity in our sector. We removed Aruba Networks and Emulex Corporation since they are no longer publicly traded, and added KVH Industries and Novatel Wireless to bolster our overall sample size and position peer median revenue and market capitalization more closely to that of our company.
Data for our peer group companies was collected directly from these companies’ proxy statements.
Total Compensation Elements
Our executive compensation program includes four major elements:

•	base salary

•	annual incentive program

•	long-term compensation — equity incentives

•	post-termination compensation
Each named executive officer’s performance is measured against factors such as long and short-term strategic goals and financial measures of our performance, including factors such as revenue, operating income, cash flow from operations, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and earnings per share.
Our compensation policy and practice is to target total compensation levels for all officers, including our named executive officers, nominally at the 50th percentile for similar positions as derived from the market composite data, assuming experience in the position and competent performance. The Compensation Committee may decide to target total compensation above or below the 50th percentile for similar positions in unique circumstances based on an individual’s background, experience, and relative complexity and scope of the applicable role. Though compensation levels may differ among our named executive officers based upon competitive factors and the role, responsibilities and performance of each named executive officer, there are no material differences in our compensation policies or in the manner in which total direct compensation opportunity is determined for any of our named executive officers. Because our CEO has significantly greater duties, responsibilities and accountabilities than our other named executive officers, the total compensation opportunity for the CEO is higher than for our other named executive officers. In determining CEO and other named executive officer compensation, the Board also considers the ratio between our CEO’s compensation and the average compensation of our other named executive officers as compared with similar ratios for peer group companies. For fiscal year 2017, that ratio was 2.58, compared to a median ratio of 2.41 in the peer group companies.

Base Salary
Base salaries are provided as compensation for day-to-day responsibilities and services to us. Executive salaries are reviewed annually. Our CEO generally makes recommendations to the Compensation Committee in August of each year regarding the base pay of each named executive officer, other than himself. The Compensation Committee considers each executive officer’s responsibilities, as well as the Company’s performance and recommended increases in base salary for select named executive officers and other officers. In fiscal year 2017, the CEO recommended and the Compensation Committee approved, that the base salaries for named executive officers be held flat at fiscal 2016 levels. Our CEO’s base salary is unchanged since fiscal year 2011. Additional details concerning the compensation for our named executive officers for fiscal year 2017 are set forth in the Summary Compensation Table below.
Annual Incentive Plan
The short-term incentive element of our executive compensation program is currently comprised of our AIP. Our AIP is designed to motivate our executives to focus on achievement of our short-term financial goals. The CEO reviews his recommendations for each named executive officer with the Compensation Committee, taking into account market data obtained from Pearl Meyer, the Compensation Committee’s independent consultant. Based on recommendations by the CEO, and as specified in any applicable employment agreement, the Compensation Committee recommends to the Board an annual incentive compensation target, expressed as a percentage of base salary, for each executive officer in August. Each named executive officer’s target annual incentive percentage is benchmarked against the 50th percentile within the market composite for his or her specific role. The Compensation Committee also recommends to the Board specific Company financial performance measures and targets including the relative weighting and payout thresholds. The financial targets are aligned with our Board-approved annual operating plan, and during the year periodic reports are made to the Board about our performance compared with the targets. Under the AIP, a significant portion of the executive’s annual compensation is tied directly to our financial performance. The target amount of annual incentive compensation under our AIP, expressed as a percentage of base salary, generally increases with an executive’s level of management responsibility. AIP target incentive can represent up to 100% of the base salary compensation for our named executive officers and may be paid in the form of cash, stock or a combination of the two. For fiscal year 2017, AIP target incentives were set at 100% of base salary for Mr. Pangia, 70% of base salary for Mr. Stumpe and 65% of base salary for our other named executive officers. If performance results meet target levels, our executives can earn up to a maximum of 100% of their target incentive. No incentive can be earned for performance below the minimum threshold.
For fiscal year 2017, the AIP provided for an all cash payout. The performance metric was based on the achievement of an adjusted EBITDA target with a potential payout triggered at threshold adjusted EBITDA targets. The total available cash pool was restricted to specific percentages of adjusted EBITDA. Adjusted EBITDA was calculated by excluding charges for share-based compensation, restructuring, and other one-time/non-recurring income or expenses from GAAP-based EBITDA. The threshold amounts were established and approved in August 2016. The plan provided for no payout if the minimum adjusted EBITDA threshold was not met, and a total available cash pool equal to 20% of adjusted EBITDA for achievement, between the minimum threshold and a target threshold.
Table 1
Fiscal Year 2017 Annual Incentive Plan - Minimum, Target and Maximum Thresholds

		Results-Driven Entitlement
Fiscal Year 2017 Annual Incentive Plan		Performance	Payout
Metric	Tiers	($)	(As % of Award Target)
Adjusted EBITDA	Minimum Threshold	$910,000	6%
	Target Threshold	$15,250,000	100%
	Maximum Threshold	$15,250,000	100%
In fiscal year 2017, the AIP did not guarantee payout of the specified threshold and target amounts, and the Compensation Committee considered the adjusted EBITDA thresholds to be challenging. During the 2017 fiscal year, we achieved the minimum threshold target for AIP awards; therefore, all named executive officers received a payout as shown in the summary compensation table below.

Long-Term Compensation — Equity Incentives
The Compensation Committee uses the LTIP as a means for determining awards of stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards to our officers and other executives based on multi-year performance. All of the LTIP awards are granted under our 2007 Stock Equity Plan (“2007 Plan”).
Our LTIP is designed to motivate our executives to focus on achievement of our long-term financial goals. Equity awards motivate our executives to achieve our long-term goals and to the extent our results affect our stock price, link such results with the performance of our stock over a three to four -year period. Using equity awards helps us to retain executives, encourage share ownership and maintain a direct link between our executive compensation program and the value and appreciation in the value of our stock.
Performance Shares. In past fiscal years, the Compensation Committee recommended performance share awards that are earned, if the specified performance criteria are met, at the end of a three year plan cycle. The maximum possible entitlement to performance shares will occur if 100% of the specified target is achieved. In addition, irrespective of Company performance versus target, there is no entitlement to performance shares unless the award recipient continues to be employed throughout the multi-year period. Performance shares are subject to repurchase by the Company at $0.01 per share if eligible employment ends during the performance measurement period and to the extent the maximum performance is not achieved during the performance measurement period.
Service-Based Restricted Stock. Service-based restricted stock awards are awards of stock at the start of a vesting period which is subject to repurchase for nominal consideration if the specified vesting conditions are not satisfied. In addition to their use as a component of the LTIP, awards of service-based restricted stock may be made on a selective basis to individual executives primarily to facilitate retention and succession planning or to replace the value of equity awards that may have been forfeited as a result of the executive’s leaving a former employer. For compensation planning purposes, awards of service-based restricted stock are valued at the fair market value of the shares on the date of award, which is the closing price on the NASDAQ Global Select Market on that date, without reduction to reflect vesting or other conditions.
In fiscal year 2017, LTIP awards were composed of 50% performance based and 50% service-based restricted stock. The performance shares required both achievement of an adjusted EBITDA target specific to fiscal year 2017 performance and certain service requirements. The adjusted EBITDA target for fiscal year 2017 was set at $1.00. This measure was determined by taking into consideration that management’s primary focus was to achieve profitability by increasing operating efficiency and also considering adjusted EBITDA for the past three fiscal years, which were negative: In fiscal Year 2014 adjusted EBITDA was -$26.2million, in fiscal year 2015 adjusted EBITDA was -$11.0 million and in fiscal year 2016 adjusted EBITDA was -$11.7 million. During the 2017 fiscal year, we achieved the adjusted EBITDA target, therefore, the performance-based stock was earned. Awards that are earned do not vest until the end of the three-year period which is after fiscal year 2020. Vesting of service-based restricted stock required continued employment through the third anniversary of date of grant.
Recovery of Executive Compensation
Our executive compensation program permits us to recover or “clawback” all or a portion of any performance-based compensation, including equity awards, if our financial statements are restated as a result of errors, omissions, or fraud. The amount which may be recovered will be the amount by which the affected compensation exceeded the amount that would have been payable had the financial statements been initially filed as restated, or any greater or lesser amount that the Compensation Committee or our Board shall determine. In no case will the amount to be recovered by us be less than the amount required to be repaid or recovered as a matter of law. Recovery of such amounts by us would be in addition to any actions imposed by law, enforcement agencies, regulators, or other authorities.
Hedging and Pledging Prohibition
Our executive officers, as well as all other employees, are prohibited from engaging in hedging, pledging or similar transactions with respect to our securities where the transaction is designed or intended to decrease the risks associated with holding our securities. This prohibition includes transactions involving puts, call, collars or other derivative securities.
Perquisites
Our executive officers participate in the same group insurance and employee benefit plans as our other full-time U.S. employees. We do not provide special benefits or other perquisites to our executive officers.

Stock Ownership Guidelines
While we do not have a minimum stock ownership requirement for members of the Board and our named executive officers, the corporate governance guidelines adopted by the Board encourage the ownership of our common stock. The Compensation Committee is satisfied that the stock and other equity holdings among our executive officers are sufficient at this time to provide appropriate motivation to align this group’s long-term interests with those of our stockholders.
Tax and Accounting Considerations
Tax Considerations. The Compensation Committee generally considers the federal income tax and financial accounting consequences of the various components of the executive compensation program in making decisions about executive compensation. The Compensation Committee believes that achieving the compensation objectives discussed above is more important than the benefit of tax deductibility and the executive compensation programs may, from time to time, limit the tax deductibility of compensation. Nevertheless, when not inconsistent with these objectives, the Compensation Committee endeavors to award compensation that will be deductible for income tax purposes. Internal Revenue Code Section 162(m) may limit the tax deductions that a public company can claim for compensation to some of its named executive officers. The Company does not guarantee that any compensation intended to qualify as deductible performance-based compensation under Section 162(m) so qualifies.
Accounting Considerations. The Compensation Committee also considers the accounting implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation such as bonuses as expenses in the amount paid or to be paid to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with GAAP. The Compensation Committee believes that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.
Benefits under the 401(k) Plan and Generally Available Benefit Programs
In fiscal year 2017, our named executive officers were eligible to participate in the health and welfare programs that are generally available to all full-time U.S.-based employees, including medical, dental, vision, life, short-term and long-term disability insurance, employee counseling assistance, flexible spending accounts and accidental death and dismemberment insurance.
In addition, the named executive officers and all other eligible U.S.-based employees can participate in our tax-qualified 401(k) Plan. Under the 401(k) Plan, all eligible employees can receive matching contributions from the Company of 2.5% of compensation contributed. Each employee under the age of 50 can contribute a maximum of $17,500 during each calendar year, and each employee over the age of 50 can contribute a maximum of $23,000. We do not provide defined benefit pension plans or defined contribution retirement plans to the named executive officers or other employees other than the 401(k) Plan, or as required in certain countries other than the United States, for legal or competitive reasons.
We adopted an employee stock purchase plan effective November 19, 2009 and commencing on July 3, 2010, under which named executive officers and all other eligible U.S.-based employees can elect, on a quarterly basis, to apply a portion of their cash compensation to purchase shares of our common stock at a 5% discount. An employee’s total purchases in any year cannot exceed $25,000 in value or 15% of his or her salary, whichever is less. Furthermore, an employee may not purchase more than 48 shares of common stock annually under the employee stock purchase plan.
The 401(k) Plan, employee stock purchase plan and the other benefit programs allow us to remain competitive and enhance employee loyalty and productivity. These benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial contributions for retirement and to enhance hiring and retention.
Post-Termination Compensation
Employment agreements have been established with each of our named executive officers. These agreements provide for certain payments and benefits to the employee if his or her employment with us is terminated. These arrangements are discussed in more detail below. We have determined that such payments and benefits are an integral part of a competitive compensation package for our named executive officers. For additional information regarding our employment agreements with our named executive officers, see the discussion under “Potential Payments Upon Termination or Change of Control.”

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Compensation Discussion and Analysis was also included in an amendment to our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, which amendment was filed on October 6, 2017.

Compensation Committee of the Board of Directors

Dr. James C. Stoffel, Chairman
Kenneth Kong
John J. Quicke

Risk Considerations in Our Compensation Program
The Compensation Committee, pursuant to its charter, is responsible for reviewing and overseeing the compensation benefits structure applicable to our employees, generally. We do not believe that our compensation policies and practices for our employees create risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and “at risk” incentive compensation.

•
The incentive elements of our compensation program (annual incentives and multi-year equity LTIP awards) are designed to reward both annual performance (under the AIP) and longer-term performance (under the LTIP). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.

•
Maximum payouts under our AIP are currently capped at 100% of the target payout amounts set by the Compensation Committee. We believe these limits mitigate excessive risk-taking, since the maximum amount that can be earned is limited.

•
Finally, our AIP and our LTIP both contain provisions under which awards may be recouped or forfeited if the recipient has not complied with our policies. In addition, our performance-based plans (cash incentive and performance shares) both contain provisions under which awards may be recouped or forfeited if the financial results for a period affecting the calculation of an award are later restated.

Summary Compensation Table
The following table summarizes the total compensation for each of our fiscal years ended June 30, 2017, July 1, 2016 and July 3, 2015 of our named executive officers, who consisted of our CEO, CFO and three other most highly compensated executive officers.

Name/Principal Position	Fiscal Year (1)	Salary (3)	Stock Awards (4)	Option Awards (5)	Non-Equity Incentive Plan Compensation (6)	All Other Compensation (7)	Total
		($)	($)	($)	($)	($)	($)
Michael Pangia Chief Executive Officer	2017	550,000	741,032	—	324,522	4,005	1,619,559
	2016	550,000	333,086	—	—	3,073	886,159
	2015	571,154	—	149,286	—	2,224	722,664
Ralph Marimon Senior Vice President and Chief Financial Officer (2)	2017	294,231	141,638	—	115,058	2,616	553,543
	2016	300,000	118,094	—	—	2,064	420,158
	2015	33,462	114,000	—	—	238	147,700
Heinz H. Stumpe Senior Vice President and Chief Sales Officer	2017	345,000	175,402	—	142,495	3,707	666,604
	2016	345,000	146,255	—	—	3,707	494,962
	2015	358,269	—	65,550	—	3,204	427,023
Shaun McFall Senior Vice President, Chief Marketing and Strategy Officer	2017	320,000	151,057	—	122,728	10,666	604,451
	2016	320,000	125,968	—	—	9,270	455,238
	2015	332,308	—	56,457	—	1,792	390,557
Meena Elliott Senior Vice President, Chief Legal and Administrative Officer, Corporate Secretary	2017	320,000	151,057	—	122,728	7,785	601,570
	2016	320,000	125,968	—	—	6,421	452,389
	2015	319,616	—	48,857	—	1,227	369,700
_______________________

(1)
Our fiscal year 2017 ended June 30, 2017, fiscal year 2016 ended July 1, 2016 and fiscal year 2015 ended July 3, 2015. The amounts in the Summary Compensation Table represent total compensation paid or earned for our fiscal years as included in our annual financial statements.

(2)	Effective May 26, 2015, Mr. Marimon was appointed as our Senior Vice President and Chief Financial Officer.

(3)	The annual base salary for Mr. Pangia is $550,000. The amounts shown take into account the extra pay period in our fiscal year 2015.
The annual base salary for Mr. Marimon is $300,000. The amounts for fiscal year 2017 represents one week of unpaid leave. The amounts for fiscal year 2015 reflects Mr. Marimon’s salary and other income for the period from May 26, 2015 to July 3, 2015.
The annual base salary for Mr. Stumpe is $345,000. The amounts shown take into account the extra pay period in our fiscal year 2015.
The annual base salary for Mr. McFall is $320,000. The amounts shown take into account the extra pay period in our fiscal year 2015.
The annual base salary for Ms. Elliott is $320,000 effective February 9, 2015. The amounts shown take into account the additional pay period for fiscal year 2015.

(4)	The “Stock Awards” column shows the full grant date fair value of the market-based shares, performance shares, and restricted stock granted in fiscal 2017 and fiscal 2016.
For fiscal 2015, the grant date fair value of the performance shares was reduced to zero or no value since subsequent to the grant date we estimated that the minimum threshold performance would not be achieved. If we had estimated that the fiscal 2015 performance shares would be earned by exceeding the target metrics, the following amounts would have been included in the amount under this column and as part of the named executive officers’ total compensation:

Mr. Pangia	$278,572
Mr. Stumpe	$87,595
Mr. McFall	$66,858
Ms. Elliott	$49,524
The grant date fair value of the market-based shares, performance shares and restricted stock was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards. The grant date fair value of market-based shares was estimated using a Monte-Carlo simulation model. The grant date fair value for performance awards and restricted stock was based on the closing market price of our common stock on the respective award dates, except for the performance shares granted during fiscal year 2015 as discussed above. The assumptions used for determining values are set forth in Notes 1 and 8 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for fiscal year 2017. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.

(5)
The “Option Awards” column shows the full grant date fair value of the stock options granted in fiscal year 2015. No options were granted in fiscal 2017 or fiscal year 2016. The grant date fair value of the stock option awards was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards. The assumptions used for determining values are set forth in Notes 1 and 8 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for fiscal year 2017. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.

(6)
The “Non-Equity Incentive Plan Compensation” column shows the cash bonus earned under the fiscal year 2017 annual incentive plan. The following amounts were paid on February 9, 2017 with the remainder amounts paid on October 6, 2017:

Mr. Stumpe	$36,225
Mr. McFall	$31,200
Ms. Elliott	$31,200

(7)	The following table describes the components of the “All Other Compensation” column.

		Life Insurance (a)	Company Matching Contributions Under 401(k) Plan (b)	Total All Other Compensation
Name	Year	($)	($)	($)
Michael Pangia	2017	4,005	—	4,005
	2016	3,073	—	3,073
	2015	2,224	—	2,224
Ralph Marimon	2017	2,616	—	2,616
	2016	2,064	—	2,064
	2015	238	—	238
Heinz H. Stumpe	2017	3,707	—	3,707
	2016	3,707	—	3,707
	2015	3,204	—	3,204
Shaun McFall	2017	2,224	8,442	10,666
	2016	2,224	7,046	9,270
	2015	1,792	—	1,792
Meena Elliott	2017	1,190	6,595	7,785
	2016	1,190	5,231	6,421
	2015	1,227	—	1,227
_____________________

(a)	Represents premiums paid for life insurance that represent taxable income for the named executive officer.

(b)	Represents matching contributions made by us to the 401(k) account of the respective named executive.

Grants of Plan-Based Awards in Fiscal Year 2017
The following table lists our grants and incentives during our fiscal year ended June 30, 2017 of plan-based awards, both equity and non-equity based and including our Annual Incentive Plan and Long-Term Incentive Plan, to the named executive officers listed in the Summary Compensation Table. There is no assurance that the grant date fair value of stock and option awards will ever be realized.

			Estimated Possible Payouts Under Short-Term Non-Equity Incentive Plan Awards in Fiscal Year 2017 (1)			Estimated Future Payments Under Equity Incentive Plan Awards in Fiscal Year 2017				All Other Stock Awards: Number of Shares of Stock or Units (4)	Fair Value of Stock and Option Awards (5)
	Type of Award	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Name			($)	($)	($)	(#)	(#)	(#)		(#)	($)
Michael Pangia	Cash Bonus	8/23/2016	33,000	550,000	550,000	—	—	—		—	—
	RSU	9/22/2016	—	—	—	—	—	—		20,833	191,247
	PSU	9/22/2016				22,689	22,689	22,689	(2)		208,285
	PSU	12/30/2016	—	—	—	50,000	50,000	50,000	(3)	—	341,500
Ralph Marimon	Cash Bonus	8/23/2016	11,700	195,000	195,000	—	—	—		—	—
	RSU	9/22/2016	—	—	—	—	—	—		7,386	67,803
	PSU	9/22/2016	—	—	—	8,043	8,043	8,043	(2)	—	73,835
Heinz H. Stumpe	Cash Bonus	8/23/2016	14,490	241,500	241,500	—	—	—		—	—
	RSU	9/22/2016	—	—	—	—	—	—		9,147	83,969
	PSU	9/22/2016	—	—	—	9,960	9,960	9,960	(2)	—	91,433
Shaun McFall	Cash Bonus	8/23/2016	12,480	208,000	208,000	—	—	—		—	—
	RSU	9/22/2016	—	—	—	—	—	—		7,878	72,320
	PSU	9/22/2016	—	—	—	8,577	8,577	8,577	(2)	—	78,737
Meena Elliott	Cash Bonus	8/23/2016	12,480	208,000	208,000	—	—	—		—	—
	RSU	9/22/2016	—	—	—	—	—	—		7,878	72,320
	PSU	9/22/2016	—	—	—	8,577	8,577	8,577	(2)	—	78,737
______________________

(1)
The amounts shown under Estimated Possible Payouts Under Short-Term Non-Equity Incentive Plan Awards reflect possible payouts under our fiscal 2017 AIP. During fiscal 2017, we achieved 59% of the FY17 cash incentive target.

(2)
Performance-based share units (“PSU”) eligible to vest were based on the Company’s adjusted EBITDA for fiscal year 2017. Once the shares are earned, they will vest 100% on the third anniversary of the grant date. Vesting of these shares is dependent on continuous employment with us through the vesting date.

(3)
Market-based share units eligible to vest were based on the target closing prices of the Company’s common stock for calendar year 2018. The shares will vest on the date that the Compensation Committee certifies achievement of the performance measure. Vesting of these shares is dependent on continuous employment with us through the vesting date.

(4)	Restricted stock units (“RSU”) vest 100% on the third anniversary of the grant date.

(5)
The “Grant Date Fair Value of Stock and Option Awards” column shows the full grant date fair value of the stock options granted in fiscal year 2017. The grant date fair value of the stock options was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards in the event the vesting provisions are achieved.

The assumptions used for determining values are set forth in Notes 1 and 8 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal 2017. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.
Outstanding Equity Awards at Fiscal Year-End 2017
The following table provides information regarding outstanding unexercised stock options and unvested stock awards held by each of our named executive officers as of June 30, 2017. Each grant of options or unvested stock awards is shown separately for each named executive officer. The vesting schedule for each award of options is shown in the footnotes following this table based on the option grant date. The material terms of the option awards, other than exercise price and vesting are generally described in the 2007 Plan.

	Option Awards						Stock Awards
	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not Vested (9)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that have not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested (9)
Name		(#)	(#)		($)		(#)		($)	(#)		($)
Michael Pangia	12/30/2016	—	—		—	—				50,000	(6)	870,000
	09/22/2016									22,689	(7)	394,789
	09/22/2016						20,833	(4)	362,494
	11/20/2015	—	—		—	—				15,126	(8)	263,192
	10/23/2015	—	—		—	—	20,833	(4)	362,494
	02/02/2015	15,460	6,365	(1)	15.60	2/2/2022	—		—	—		—
	09/09/2013	34,722	—	(2)	31.20	9/9/2020	—		—	—		—
	10/03/2012	11,458	—	(3)	27.36	10/3/2019	—		—	—		—
	09/08/2011	25,107	—	(3)	28.44	9/8/2018	—		—	—		—
	11/11/2010	4,166	—	(3)	52.32	11/11/2017	—		—	—		—
Ralph Marimon	09/22/2016	—	—		—	—				8,043	(7)	139,948
	09/22/2016						7,386	(4)	128,516
	11/20/2015	—	—		—	—				5,362	(8)	93,299
	10/23/2015	—	—		—	—	7,386	(4)	128,516
	05/26/2015	—	—		—	—	4,166	(5)	72,488	—		—
Heinz H. Stumpe	09/22/2016	—	—		—	—				9,960	(7)	173,304
	09/22/2016						9,147	(4)	159,158
	11/20/2015	—	—		—	—				6,640	(8)	115,536
	10/23/2015	—	—		—	—	9,147	(4)	159,158
	02/02/2015	6,788	2,795	(1)	15.60	2/2/2022	—		—	—		—
	09/09/2013	15,246	—	(2)	31.20	9/9/20	—		—	—		—
	10/03/2012	5,031	—	(3)	27.36	10/3/2019	—		—	—		—
	09/08/2011	6,676	—	(3)	28.44	9/8/2018	—		—	—		—
	11/11/2010	4,583	—	(3)	52.32	11/11/2017	—		—	—		—
Shaun McFall	09/22/2016	—	—		—	—				8,577	(7)	149,240
	09/22/2016						7,878	(4)	137,077
	11/20/2015	—	—		—	—				5,718	(8)	99,493
	10/23/2015	—	—		—	—	7,878	(4)	137,077
	02/02/2015	5,847	2,407	(1)	15.60	2/2/2022	—		—	—		—
	09/09/2013	13,131	—	(2)	31.20	9/9/2020	—		—	—		—
	10/03/2012	4,333	—	(3)	27.36	10/3/2019	—		—	—		—
	09/08/2011	6,162	—	(3)	28.44	9/8/2018	—		—	—		—
	11/11/2010	4,583	—	(3)	52.32	11/11/2017	—		—	—		—
Meena Elliott	09/22/2016	—	—		—	—				8,577	(7)	149,240
	09/22/2016						7,878	(4)	137,077
	11/20/2015	—	—		—	—				5,718	(8)	99,493
	10/23/2015	—	—		—	—	7,878	(4)	137,077
	02/02/2015	5,059	2,083	(1)	15.60	2/2/2022	—		—	—		—
	09/09/2013	11,363	—	(2)	31.20	9/9/2020	—		—	—		—
	10/03/2012	3,750	—	(3)	27.36	10/3/2019	—		—	—		—
	09/08/2011	6,162	—	(3)	28.44	9/8/2018	—		—	—		—
	11/11/2010	3,333	—	(3)	52.32	11/11/2017	—		—	—		—
______________________

(1)	Stock options vest in installments of 25% on August 1, 2015, and 1/48 each month thereafter over the remaining three-year period based on continuous employment through those dates.

(2)
Stock options vest in installments of 33 1/3% one year from the grant date, 33 1/3% two years from the grant date and 33 1/3% three years from the grant date based on continuous employment through those dates.

(3)	Stock options vest in installments of 50% one year from the grant date, 25% two years from the grant date and 25% three years from the grant date based on continuous employment through those dates.

(4)	Restricted stock units vest 100% on the third anniversary of the grant date.

(5)
Restricted stock units vest in installments of 25% one year from the grant date, and 25% annually on each anniversary thereafter over the remaining three-year period based on continuous employment through those dates.

(6)
Market-based share units eligible to vest were based on the target closing prices of the Company’s common stock for calendar year 2018, subject to acceleration under a change in control prior to January 1, 2019. The shares will vest on the date that the Compensation Committee certifies achievement of the performance measure. Vesting of these shares is dependent on continuous employment with us through the vesting date.

(7)
Performance-based share units eligible to vest were based on the Company’s adjusted EBITDA for fiscal year 2017. Once the shares are earned, they will vest 100% on the third anniversary of the grant date. Vesting of these shares is dependent on continuous employment with us through the vesting date.

(8)
Market-based share units eligible to vest were based on multiple target closing prices of the Company’s common stock for fiscal year 2016, fiscal year 2017, and fiscal year 2018, respectively. For fiscal year 2016, the common stock awards were canceled due to the performance condition not being met. If the shares are earned for fiscal year 2017, they will vest on the last day of fiscal 2018. If the shares are earned for the fiscal year ending 2018, they will vest on the date that the Compensation Committee certifies achievement of the performance metrics. Vesting of these shares is dependent on continuous employment with us through the vesting dates.

(9)	Market value is based on the $17.40 closing price of a share of our common stock on June 30, 2017, as reported on the NASDAQ Global Select Market.
Options Exercised and Stock Vested in Fiscal Year 2017
The following table provides information for each of our named executive officers regarding the number of shares of our common stock acquired upon the vesting of stock awards during fiscal year 2017. No options to purchase common stock were exercised during fiscal year 2017. Stock awards vesting during fiscal year 2017 consisted of restricted stock with service-based vesting provisions.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Received on Vesting ($) (2)
Ralph Marimon	2,083	37,536
_________________________

(1)	Vested number of shares of service-based restricted stock units.

(2)	Amount shown is the aggregate market value of the vested shares of restricted stock units based on the closing price of our stock on the vesting date.

Equity Compensation Plan Summary
The following table provides information as of June 30, 2017, relating to our equity compensation plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation plan approved by security holders(1)	967,985	(2)	$28.39	(3)	270,947
Equity Compensation plans not approved by security holders	—		$—		—
Total	967,985		$28.39		270,947
_____________________

(1)	Consists solely of the 2007 Plan.

(2)
The number includes 372,705 shares to be issued upon exercise of options, 379,015 shares to be issued upon vesting of restricted stock units, 72,941 shares to be issued upon vesting of performance stock units, and 143,324 shares to be issued upon vesting of market-based stock units.

(3)	Excludes weighted average fair value of restricted stock units, performance stock units, and market-based stock units at issuance date.
Potential Payments Upon Termination or Change of Control
We have employment agreements with each of the continuing named executive officers, which provide for such executives to receive certain payments and benefits if their employment with us is terminated. These arrangements are set forth in detail below and assume a termination event on June 30, 2017 and refer to our stock price on that date. The Board has determined that such payments and benefits are an integral part of a competitive compensation package for our executive officers.
The table below reflects the compensation and benefits due to each of the named executive officers in the event of termination of employment by us without cause or termination by the executive for good reason (other than within 18 months after a Change of Control, as defined below) and in the event of disability and in the event of termination of employment by us without cause or termination by the executive for good reason within 18 months after a Change of Control. The amounts shown in the table are estimates of the amounts that would be paid upon termination of employment. There are no compensation and benefits due to any named executive officer in the event of death, or of termination of employment by us for cause or voluntary termination. The actual amounts would be determined only at the time of the termination of employment.

Name	Conditions for Payouts	Base Salary Component (1)	Cash Incentive Component (2)	Accelerated Equity Vesting (3)	Insurance Benefit (4)	Out-Placement Services (5)	Total
Michael Pangia	Termination without cause or for good reason, or due to disability	$550,000	$324,522	$719,565	$21,140	$30,000	$1,645,227
	Within 18 months after Change of Control	$1,100,000	$550,000	$2,292,254	$42,280	$30,000	$4,014,534
Ralph Marimon	Termination without cause or for good reason, or due to disability	$300,000	$115,058	$245,218	$14,588	$30,000	$704,864
	Within 18 months after Change of Control	$300,000	$195,000	$562,768	$14,588	$30,000	$1,102,356
Heinz H. Stumpe	Termination without cause or for good reason, or due to disability	$345,000	$106,270	$315,901	$22,025	$30,000	$819,196
	Within 18 months after Change of Control	$690,000	$205,275	$624,405	$44,050	$30,000	$1,593,730
Shaun McFall	Termination without cause or for good reason, or due to disability	$320,000	$91,528	$272,064	$26,093	$30,000	$739,685
	Within 18 months after Change of Control	$640,000	$176,800	$537,745	$52,186	$30,000	$1,436,731
Meena Elliott	Termination without cause or for good reason, or due to disability	$320,000	$91,528	$270,646	$18,775	$30,000	$730,949
	Within 18 months after Change of Control	$640,000	$176,800	$535,743	$37,550	$30,000	$1,420,093
______________________

(1)	The base salary component represents the total gross monthly payments to each named executive officer at the current salary.

(2)	The cash incentive component represents the cash bonus due under the fiscal year 2017 AIP.

(3)
Reflects acceleration of outstanding equity awards, including pro-rata vesting under the fiscal year 2017 Long-Term Incentive Plan as of June 30, 2017, with final determination to be made by the Compensation Committee.

(4)	The insurance benefit provided is paid directly to the insurer benefit provider and includes amounts for COBRA.

(5)	The estimated dollar amounts for outplacement services would be paid directly to an outplacement provider selected by us.
The employment agreements with our named executive officers define a “Change of Control” as follows:

•
any merger, consolidation, share exchange or acquisition, unless immediately following such merger, consolidation, share exchange or acquisition, at least 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such merger, consolidation or share exchange, or the entity which has acquired all or substantially all of our assets (in the case of an asset sale that satisfies the criteria of an acquisition) (in either case, the “Surviving Entity”) or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity is represented by our securities that were outstanding immediately prior to such merger, consolidation, share exchange or acquisition (or, if applicable, is represented by shares into which such Company securities were converted pursuant to such merger, consolidation, share exchange or acquisition); or

•
any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to SEC Rule 13d-3 promulgated under the

Exchange Act) of securities possessing more than 30% (50% in the case of Mr. Marimon) of the total combined voting power of our outstanding securities other than: (i) an employee benefit plan of ours or any of our affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of our or any of our affiliates; or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or

•
over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals each of whom meet one of the following criteria: (i) have been a Board member continuously since the adoption of this plan or the beginning of such 36-month period; or (ii) have been elected or nominated during such 36-month period by at least a majority of the Board members and satisfied the criteria of this bullet when they were elected or nominated; or

•	a majority of the Board determines that a Change of Control has occurred; or

•	the complete liquidation or dissolution of the Company.
Employment agreements are in effect for the named executive officers and provide that if they are terminated without cause or should they resign for good reason or become disabled and they sign a general release they will be entitled to receive the following severance benefits:

•	severance payments at their final base salary for a period of 12 months following termination;

•
payment of premiums necessary to continue their group health insurance under COBRA (or to purchase other comparable health coverage on an individual basis if the employee is no longer eligible for COBRA coverage) until the earlier of (i) 12 months; or (ii) the date on which they first became eligible to participate in another employer’s group health insurance plan;

•	the prorated portion of any incentive bonus they would have earned during the incentive bonus period in which their employment was terminated;

•
any equity compensation subject to service-based vesting granted to the executive officer will stop vesting as of their termination date; however, they will be entitled to purchase any vested share(s) of stock that are subject to the outstanding options until the earlier of: (i) 12 months; or (ii) the date on which the applicable option(s) expire; and

•	outplacement assistance selected and paid for by us.
In addition, these agreements provide that if there is a Change of Control, and employment with us is terminated by us without cause or by the employee for good reason within 18 months after the Change of Control and they sign a general release of known and unknown claims in a form satisfactory to us, (i) the severance benefits described shall be increased by an additional 12 months for Ms. Elliott and Messrs. Pangia, Stumpe and McFall; (ii) they will receive a payment equal to the greater of (a) the average of the annual incentive bonus payments received by them, if any, for the previous three years; or (b) their target incentive bonus for the year in which their employment terminates; and (iii) the vesting of all unvested stock option(s) and unvested equity-compensation awards subject to service-based vesting will accelerate, such that all of such stock option(s) and equity-compensation awards will be fully vested as of the date of their termination/resignation.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during fiscal year 2017, and Forms 5 (or any written representations) received with respect to fiscal year 2017, we believe that all directors, officers, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during fiscal year 2017.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the Annual Meeting, directors are being nominated for election to serve until the 2018 Annual Meeting or until their successors are elected and qualified.
In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, all proxies received by the proxy holders will be voted for any subsequent nominee named by the Board to fill the vacancy created by the earlier nominee’s withdrawal from the election. As of the date of this Proxy Statement, the Board is not aware of any director nominee who is unable or will decline to serve as a director. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. Ages are as of the date of this Proxy Statement.
Director Nominees

Name	Title	Age
John Mutch	Chairman of the Board	61
Wayne Barr, Jr.	Director Nominee	53
Kenneth Kong	Director Nominee	43
Michael A. Pangia	Director, President and CEO	56
John J. Quicke	Director	68
Dr. James C. Stoffel	Director	71
Agreement with Certain Stockholders
On September 13, 2016, the Company entered into an agreement (the “Settlement Agreement”) with JDS1, LLC, Julian Singer and David S. Oros (collectively, the “JDS Group”). Pursuant to the Settlement Agreement, the Company agreed to include Mr. Barr in its slate of director nominees for election at the Annual Meeting.
Pursuant to the Settlement Agreement, the members of JDS Group have agreed to vote for each of the proposals set forth in this proxy statement. If the Company re-nominates Mr. Barr to stand for election as a director at the Annual Meeting, then the members of the JDS Group have agreed to vote for the Company’s slate of director nominees at the Annual Meeting.
The members of the JDS Group have agreed, until 15 business days prior to the advance notice deadline for the submission of director nominations and stockholder proposals in respect of the 2017 Annual Meeting, to customary standstill provisions during that time that provide, among other things, that the members of the JDS Group will not (1) engage in or in any way participate in a solicitation of proxies or consents with respect to the Company; or (2) initiate any shareholder proposals. If the Company re-nominates Mr. Barr to stand for election as a director at the Annual Meeting, then the standstill restrictions continue until 15 business days prior to the advance notice deadline for the submission of director nominations and stockholder proposals in respect of the 2018 Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed BDO as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 29, 2018 and our Board has ratified such appointment. See “Independent Registered Public Accounting Firm Fees.”
Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.
RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE AUDIT COMMITTEE’S APPOINTMENT OF BDO AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2018.

PROPOSAL NO. 3
ADVISORY, NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
A “say-on-pay” advisory vote is required for all U.S. public companies under Section 14A of the Exchange Act. We are asking stockholders to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section, and the related compensation tables, notes and narrative, in this Proxy Statement.
The Board recommends that you vote “FOR” approval of the advisory, non-binding vote on executive compensation because it believes that the policies and practices described in the Compensation Discussion and Analysis section are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers. Named executive officer compensation of the past three years reflects amounts of cash and long-term equity awards consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.
We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables, notes and narrative, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.
RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY, NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4
ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF HOLDING VOTES ON SAY-ON-PAY
We are asking our stockholders to provide an advisory (non-binding) vote on how frequently stockholders should have an opportunity to vote on Say-on-Pay. Under the Dodd-Frank Act, stockholders may vote to have the advisory vote on Say-on-Pay once every one, two or three years. We are required to hold an advisory vote on frequency of Say-on-Pay votes every six years. Our stockholders were provided with the opportunity to vote on the frequency of Say-on-Pay votes in 2011. The stockholders voted in favor of holding Say-on-Pay votes annually and the Board adopted this standard.
Although we believe we have an appropriately balanced executive compensation program, we recognize that the widely-adopted standard is to hold Say-on-Pay votes annually. We also acknowledge current stockholder expectations and preferences regarding having the ability to express their views on the compensation of the Company’s named executive officers on an annual basis. In light of investor expectations and prevailing market practice, we are asking stockholders to support the continuation of a frequency period of “ONCE A YEAR” (an annual vote) for future votes on Say-on-Pay.
Votes on the frequency for Say-on-Pay are advisory. Although your vote on this Say-on-Pay resolution does not bind the Corporation, the Board of Directors will review the results of the vote and investor feedback and will continue to review the advantages and disadvantages for each of the frequencies on Say-on-Pay votes regardless of the outcome of the vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” A FREQUENCY OF “ONCE A YEAR” FOR FUTURE NON-BINDING STOCKHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5
APPROVAL OF THE COMPANY’S 2018 INCENTIVE PLAN
Introduction
In February 2018, the Board approved the 2018 Plan, subject to stockholder approval at the Annual Meeting. The 2018 Plan was adopted to advance the interests of the Company by providing eligible individuals of the Company and its affiliates with an opportunity to acquire or increase a proprietary interest in the Company, and to receive performance-based cash and equity incentive compensation, in order to create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and to encourage such eligible individuals to remain in the employ of the Company or one or more of its affiliates.
If approved by our stockholders, the 2018 Plan will replace the 2007 Plan, which will be discontinued at that time (but the outstanding awards under the 2007 Plan will continue to remain in effect in accordance with their terms). As of February 2, 2018, a total of 355,000 shares of common stock remained available for issuance under the 2007 Plan. If the 2018 Plan is approved by our stockholders, no additional awards will be granted under the 2007 Plan, and the remaining shares available under the 2007 Plan will no longer be available for issuance; provided that, as shares are returned under the 2007 Plan upon cancellation, termination or otherwise of awards outstanding under the 2007 Plan, such shares will be available for grant under the 2018 Plan.
Equity Usage, Dilution
The Company recognizes the dilutive impact of our equity plans on our stockholders and continuously strives to balance this concern with the competition for talent. In its determination to approve the 2018 Plan, our Compensation Committee reviewed analyses prepared by its independent compensation advisory consultant. The material features of the 2018 Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2018 Plan which is attached as Appendix A to this Proxy Statement. If our stockholders do not approve the 2018 Plan, it will not become effective, and the 2007 Plan (as amended and restated) will remain in effect in accordance with its terms. The Board believes that the 2018 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s stockholders and by providing participants with an incentive for outstanding performance. The Board believes it is in the best interest of the Company and its stockholders to approve the 2018 Plan.
Detail on Equity granted over the last three fiscal years adjusting for 12:1 stock split:

Data Element	Fiscal Year Ended
	2015	2016	2017
Stock Options Granted	114,875	—	—
Restricted Stock Granted	89,096	197,549	237,874
Performance Share Award Granted	66,934	—	72,941
Performance Earned / Vested	3,985	—	—
Market-Based Stock Units Granted	—	158,766	50,000
Market-Based Stock Units Earned / Vested	—	—	—
Weighted Average Common Shares Outstanding	5,184,000	5,238,000	5,292,000
Key Features and Corporate Governance
The 2018 Plan includes important features:

•	Full value awards count against the maximum number of shares which may be issued under the 2018 Plan as 1.76 shares for every one shares granted or issued in payment of the award.

•
Shares retained by us for payment of an option or stock appreciation right (“SAR”) exercise price or withheld by us to satisfy tax withholding obligations or repurchased by us with proceeds collected in connection with the exercise of options will not be available again for grant under the 2018 Plan.

•	Stock options and SARs may not be repriced (repricing, exchange, substitution and cash buyouts) without prior approval by our stockholders.

•	Stock options and SARs may not be granted with an exercise price below fair market value.
Summary of the 2018 Plan
Purpose. The 2018 Plan is intended to retain and reward highly qualified employees, consultants, and directors and encourage their ownership of common stock of the Company.
Administration. The 2018 Plan may be administered by the Compensation Committee of the Board, by another designated Compensation Committee, or by the Board directly. The designated administrator, or the Compensation Committee, shall have the discretion, subject to the provisions of the 2018 Plan, to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the Compensation Committee shall have complete authority to interpret the 2018 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 2018 Plan.
Eligibility. Awards may be granted to any employee, nonemployee director, consultant or advisor of the Company, its affiliates and/or subsidiaries. Currently, approximately 40 employees would be eligible under the 2018 Plan.
Shares Subject to the 2018 Plan. The number of shares of common stock authorized for grant under the 2018 Plan (subject to approval of this Proposal No. 5) is 500,000; provided that as shares are returned under the 2007 Plan upon cancellation, termination or otherwise of awards outstanding under the 2007 Plan, such shares will be available for grant under the 2018 Plan. The shares to be issued under the 2018 Plan are authorized but unissued shares of common stock. No more than 150,000 of the shares of common stock available under the 2018 Plan may be covered by awards issued to any one person in any one calendar year.
Share Counting. Subject to adjustment for changes in capitalization, in the case of any awards granted under the 2018 Plan following the approval of this Proposal 5 by our stockholders, (x) each share with respect to which an option or stock-settled SAR is granted under the 2018 Plan reduces the aggregate number of shares that may be delivered under the 2018 Plan by one share and (y) each share with respect to which any other award denominated in shares is granted under the 2018 Plan reduces the aggregate number of shares that may be delivered under the 2018 Plan by 1.76 shares. Upon exercise of a stock-settled SAR, each share with respect to which such stock-settled SAR is exercised counts as one share against the maximum aggregate number of shares available under the 2018 Plan, regardless of the number of shares actually delivered upon settlement of such stock-settled SAR. Settlement of any award does not count against the number of shares available for delivery under the 2018 Plan except to the extent settled in the form of shares. If, after the effective date of the 2018 Plan, any award granted under the 2018 Plan is forfeited, or otherwise expired, terminated or is canceled without the delivery of all shares subject thereto, or is settled other than by the delivery of shares (and in the case of cash settlement, for less than the then-market value), then the number of shares subject to such award that were not issued are not treated as issued, such that the aggregate number of shares that may be delivered pursuant the 2018 Plan is increased by the number of shares by which the aggregate number of shares was reduced at the time the original award was granted.
Types of Awards. Awards under the 2018 Plan may include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and performance units, qualified performance-based awards, and stock grants. Each award is evidenced by an instrument in such form as the Compensation Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any restricted stock or restricted stock units. Except as noted below, all relevant terms of any award are set by the Compensation Committee in its discretion. On February 2, 2018, the closing price of our common stock listed on the NASDAQ Global Market was $15.77.

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Nonstatutory stock options and incentive stock options, or stock options, are rights to purchase common stock of the Company. A stock option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Compensation Committee may determine. A stock option may be exercised by the recipient giving written notice to the Company, specifying the number of shares with respect to which the stock option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, by delivery to the Company (or attestation of ownership) of shares of common stock (with some restrictions), or through and under the terms and conditions of any formal cashless exercise program authorized by the Company.

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Incentive stock options may be granted only to eligible employees of the Company or any parent or subsidiary corporation and must have an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of grant (110% for incentive stock options granted to any 10% stockholder of the Company). In addition, the term of an incentive stock option may not exceed seven years (five years, if granted to any 10% stockholder). Nonstatutory stock options must have an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of grant and the term of any nonstatutory stock option may not exceed seven years. In the case of an incentive stock option, the amount of the aggregate fair market value of common stock (determined at the time of grant) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) may not exceed $100,000.

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Stock appreciation rights, or SARs, are rights to receive (without payment to the Company) cash, property or other forms of payment, or any combination thereof, as determined by the Compensation Committee, based on the increase in the value of the number of shares of common stock specified in the SAR. The base price (above which any appreciation is measured) will in no event be less than 100% of the fair market value of the common stock on the date of grant of the SAR or, if the SAR is granted in tandem with a stock option (that is, so that the recipient has the opportunity to exercise either the stock option or the SAR, but not both), the exercise price under the associated stock option. The term of any SAR may not exceed seven years.

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Awards of restricted stock are grants or sales of common stock which are subject to a risk of forfeiture, such as a requirement of the continued performance of services for a stated term or the achievement of individual or Company performance goals. Awards of restricted stock include the right to any dividends on the shares pending vesting (or forfeiture), although the Compensation Committee may determine, at the time of the award, that any cash dividends will be deferred and, if cash dividends are deferred, the Compensation Committee may determine that the deferred dividends will be reinvested in additional restricted stock.

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Awards of restricted stock units and performance units are grants of rights to receive either shares of common stock (in the case of restricted stock units) or the appreciation over a base value (as specified by the Compensation Committee) of a number of shares of common stock (in the case of performance units) subject to satisfaction of service or performance requirements established by the Compensation Committee in connection with the award. Such awards may include the right to the equivalent to any dividends on the shares covered by the award, which amount may in the discretion of the Compensation Committee be deferred and paid if and when the award vests.

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A stock grant is a grant of shares of common stock not subject to restrictions or other forfeiture conditions. Stock grants may be awarded only in recognition of significant contributions to the success of the Company or its affiliates, in lieu of compensation otherwise already due, or in other limited circumstances which the Compensation Committee deems appropriate.

Effect of Termination of Employment or Association. Unless the Compensation Committee determines otherwise in connection with any particular award under the 2018 Plan, other than in the context of a change of control of the Company (see “Change of Control” below), stock options and SARs will generally terminate three months following the recipient’s termination of employment or other association with the Company. The effect of termination on other awards will depend on the terms of those awards.
Transferability. In general, no award under the 2018 Plan may be transferred by the recipient, and during the life of the recipient all rights under an award may be exercised only by the recipient or his or her legal representative. However, the Compensation Committee may approve the transfer, without consideration, of an award of a nonstatutory option or restricted stock to a family member.

Effect of Significant Corporate Event. In the event of any change in the outstanding shares of common stock through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of common stock, an appropriate and proportionate adjustment will be made in (1) the maximum numbers and kinds of shares subject to the 2018 Plan and the 2018 Plan limits, (2) the numbers and kinds of shares or other securities subject to the then outstanding awards, (3) the exercise or hurdle price for each share or other unit of any other securities subject to then outstanding stock options or SARs (without change in the aggregate purchase or hurdle price as to which stock options or SARs remain exercisable), and (4) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right. Upon dissolution or liquidation of the Company, other than as part of an acquisition or similar transaction, each outstanding stock option or SAR shall terminate, but the participant shall have the right, immediately prior to the dissolution or liquidation, to exercise the stock option or SAR to the extent exercisable on the date of dissolution or liquidation.
Change of Control. Subject to certain “limited acceleration” exceptions for time-based awards and performance-based awards described in the 2018 Plan, upon a change of control, the Compensation Committee may not accelerate the vesting and exercisability (as applicable) of any outstanding awards, in whole or in part. A change of control is defined as the occurrence of any of: (a) a transaction or series of transactions (i) constituting a consolidation, merger or similar transaction of the Company after which less than 50% of the voting power of the resulting entity or ultimate parent entity is represented by previously issued and outstanding Company securities, or securities into which the Company securities were converted or (ii) that results in the transfer of at least 80% of the total assets of the Company; (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (c) as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, without the approval of the Board, a person or group of persons obtains more than 50% of the total combined voting power of the Company ; or (d) the composition of the Board changes, over a period of 36 months or less, such that a majority of the individuals on the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for each election by the Company’s stockholders of each new director during such 36-month period was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such 36-month period (or were approved by a majority of directors then in office).
If employment with the Company and its affiliates should subsequently terminate during the one year period following a change of control, then as to any one or more outstanding awards of an employee which are not otherwise accelerated in full in accordance with the “Limited Acceleration” provision of the 2018 Plan, the Compensation Committee may, either in advance of a change of control or at the time thereof and upon such terms as it may deem appropriate, provide for the acceleration of such outstanding awards as follows: (i) all outstanding awards held by a 2018 Plan participant shall become vested and/or exercisable as of the effective date of termination, whether or not the awards were otherwise vested and/or exercisable, and all conditions shall be waived with respect to outstanding awards, and (ii) for all outstanding awards that are “performance awards”, (A) if the performance cycle has been completed, payment of amounts determined in accordance with the terms of the performance award shall be made in a lump sum not later than 90 days following the effective date of such termination, and (B) otherwise, the target level of performance shall be deemed to have been achieved with respect to such performance award and payment of amounts determined in accordance with the terms of the performance award, pro-rated to reflect the portion of the full performance cycle for such performance award that elapsed prior to such effective date shall be made in a lump sum not later than 90 days following such effective date.
Amendments to the 2018 Plan. Generally the Board may amend or modify the 2018 Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification. However, the Board may not amend the 2018 Plan, without stockholder approval, (i) to change the description of the persons eligible for awards under the 2018 Plan, (ii) to increase the number of shares of common stock available under the 2018 Plan, except as necessary to carry out adjustments for changes in capitalization, (iii) to change the basis on which shares under any award are taken into account for purposes of the limitation on the number of shares of common stock available under the 2018 Plan, or (iv) a required by law, regulation or stock exchange rule.
Summary of Tax Consequences. The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2018 Plan. This summary is not comprehensive and is based upon laws and regulations in effect at the date of this proxy statement. Such laws and regulations are subject to change. This summary is intended for the information of shareholders considering how to vote and not as tax guidance to participants in the 2018 Plan. Participants in the 2018 Plan should consult their own tax advisors as to the tax consequences of participation.

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Nonstatutory stock options. Generally, there are no federal income tax consequences to the participants upon grant of nonstatutory stock options. Upon the exercise of such an option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock acquired upon the exercise of such option exceeds the exercise price, if any. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

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Incentive stock options. Except as noted at the end of this paragraph, there are no federal income tax consequences to the participant upon grant or exercise of an incentive stock option. If the participant holds shares of common stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of common stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an incentive stock option, however.

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Restricted stock. A participant will generally recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock.

•	Stock appreciation rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of stock appreciation rights.

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Restricted stock units, performance units, stock grants and cash grants. A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the 2018 Plan.

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Potential deferred compensation. For purposes of the foregoing summary of federal income tax consequences, we assume that no award under the 2018 Plan will be considered “deferred compensation” as that term is defined for purposes of federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an award under the 2018 Plan will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

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Section 162(m) limitations on the Company’s tax deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction. However, the Company will not be entitled to deductions in connection with awards under the 2018 Plan to certain employees to the extent that the amount of deductible income in a year to any such employee, together with his or her other compensation from the Company exceeds the $1 million limitation of Section 162(m) of the Code.

New Plan Benefits. If the proposed 2018 Plan is approved by our stockholders, in the future, our Compensation Committee or our full Board will have available at least 500,000 shares of our common stock for awards under the 2018 Plan to eligible participants, including to our officers and directors. However, none of the benefits or amounts that will be received by or allocated to any such participants under the 2018 Plan, as proposed, is determinable at this time.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL
OF THE 2018 PLAN.

OTHER MATTERS
2017 Annual Report
Our annual report for the fiscal year ended June 30, 2017 will be available over the Internet and is being mailed with this Proxy Statement.
Form 10-K
We filed an annual report on Form 10-K for the fiscal year ended June 30, 2017 with the SEC on September 6, 2017 and filed an amendment to our annual report on Form 10-K/A on October 6, 2017. Stockholders may obtain a copy of the annual report on Form 10-K, without charge, by writing to our Corporate Secretary, at the address of our offices located at 860 N. McCarthy Blvd., Suite 200, Milpitas, California 95035, or through our website at www.aviatnetworks.com.
Other Business
The Board is not aware of any other matter that may be presented for consideration at the Annual Meeting. Should any other matter properly come before the Annual Meeting, your shares of common stock will be voted in accordance with the discretion of the proxy holders.

Householding of Proxy Materials
To reduce costs and the environmental impact of the Annual Meeting, a single proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year's and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Corporate Secretary at 408-941-7100 or at our headquarters at 860 N. McCarthy Blvd., Suite 200, Milpitas, California 95035. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

Appendix A
AVIAT NETWORKS, INC.
2018 INCENTIVE PLAN
1.    Establishment and Purpose
In February 2018, the Board approved the 2018 Plan, subject to stockholder approval at the Annual Meeting. The 2018 Plan was adopted to advance the interests of the Company by providing eligible individuals of the Company and its affiliates with an opportunity to acquire or increase a proprietary interest in the Company, and to receive performance-based cash and equity incentive compensation, in order to create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and to encourage such eligible individuals to remain in the employ of the Company or one or more of its affiliates.
1.1    Establishment of the Plan. Aviat Networks, Inc., a Delaware corporation (together with any successor thereto as provided in Section 16, hereinafter referred to as the “Company”), hereby establishes a stock equity plan to be known as the 2018 Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonstatutory Options, Incentive Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Other Stock-Based Awards (each as defined below).
The Plan is adopted and is effective as of February 12, 2018 (the “Effective Date”) and shall remain in effect as provided in Section 1.3; provided, however, no Option (as defined below) may be exercised and no other Award (as defined below) may be exercised or otherwise paid until the Plan has been approved by the Company’s stockholders at a meeting at which approval of the Plan is considered.

1.2    Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its stockholders by aligning the interests of the Participants (as defined below), through the ownership of Shares (as defined below) and through other incentives, with the interests of the Company’s stockholders, and by providing flexibility to the Company to attract, motivate, and retain Employees (as defined below), Directors (as defined below), consultants and advisors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend. This Plan is intended to replace the prior 2007 Stock Equity Plan, as Amended and Restated Effective November 13, 2015 (the “Prior Plan”), which Prior Plan shall be automatically terminated, replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders, except that any awards granted under the Prior Plan shall continue to be subject to the terms of the Prior Plan and applicable Award Agreements (as defined below) (including any such terms that are intended to survive the termination of the Prior Plan or the settlement of such Award (as defined below)) and shall remain in effect pursuant to their terms.
2.    Definitions
As used in this Plan, the following terms shall have the following meanings:
2.1    Affiliate has the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.
2.2    Award means, individually or collectively, any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, in each case subject to the terms of the Plan.
2.3    Award Agreement means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

2.4    Beneficial Owner or Beneficial Ownership has the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.
2.5    Board means the Company’s Board of Directors.

2.6    Business Combination has the meaning set forth in Section 9.1.
2.7    Change Of Control has the meaning set forth in Section 9.1.
2.8    Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.
2.9    Committee means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist solely of two or more directors who are “nonemployee directors” under Rule 16b-3 promulgated under the Exchange Act, “outside directors” as defined under Section 162(m) of the Code, and “independent directors” under the listing requirements of the NASDAQ Global Market, or any similar rule or listing requirement that may be applicable to the Company from time to time. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.
2.10    Company has the meaning set forth in Section 1.1.
2.11    Director means a member of the Board of Directors of the Company, its Affiliates and/or Subsidiaries.
2.12    Effective Date has the meaning set forth in Section 1.1.
2.13    Employee means any employee of the Company, its Affiliates and/or Subsidiaries.
2.14    ERISA means the Employee Retirement Income Security Act of 1974, as amended.
2.15    Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.16    Fair Market Value or FMV means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date is the closing price for the Stock as reported on the NASDAQ Global Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. In addition, for purposes of determining the Fair Market Value of Stock for any reason other than the determination of the Option Price or Stock Appreciation Rights, fair market value will be determined by the Committee in a manner compliant with applicable laws and applied consistently for such purpose. Note that the determination of Fair Market Value for purposes of tax withholding may be made in the Committee’s sole discretion subject to applicable laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
2.17    Incentive Option means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
2.18    Nonstatutory Option means any Option that is not intended to meet the requirements of Section 422 of the Code, or that otherwise does not meet such requirements.
2.19    Option means the right to purchase Stock granted to a Participant in accordance with Section 7.1. Options granted under the Plan may be Nonstatutory Options, Incentive Options or a combination thereof.
2.20    Option Price means the price at which a share of Stock may be purchased by a Participant pursuant to an Option.
2.21    Other Stock-Based Award means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Section 7.5.
2.22    Participant means an eligible person as set forth in Section 6.1 to whom an Award is granted under the Plan.

2.23    Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses or (xxv) customer service.
2.24    Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant. The Committee may appropriately adjust any evaluation of performance against a Performance Goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Standard Codification 225-20, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.
2.25    Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.
2.26    Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.
2.27    Person has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.28    Plan has the meaning set forth in Section 1.1.
2.29    Prior Plan has the meaning set forth in Section 1.2.
2.30    Restricted Stock means Shares granted or sold to a Participant pursuant to Section 7.3 as to which the Restriction Period has not lapsed.
2.31    Restricted Stock Unit means a unit granted or sold to a Participant pursuant to Section 7.3 as to which Restriction Period has not lapsed.
2.32    Restriction Period means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 7.3.
2.33    Share means a share of common stock of the Company, par value $0.01 per Share.

2.34    Stock means common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.
2.35    Stock Appreciation Right or SAR means a right to receive any excess in the Fair Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.
2.36    Subsidiary means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.
2.37    Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the grant date of the Option.
3.    Term of the Plan
Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the 7th anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company’s stockholders. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
4.    Stock Subject to the Plan
Subject to adjustment as provided in this Section 4 and Section 8, the aggregate number of Shares of Stock which may be granted, issued or delivered pursuant to Awards under the Plan (including pursuant to the exercise of Incentive Options) shall be the sum of: (i) 500,000 Shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the Prior Plan as of the Effective Date, plus (iii) the number of Shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the Prior Plan as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. The share replenishment provision of the immediately preceding clause (iii) shall be effective regardless of whether the Prior Plan has terminated or remains in effect.
For purposes of applying the foregoing limitation,
(a)    if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its then Fair Market Value as a means of effecting its forfeiture, the shares not purchased by the Participant or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan;
(b)    the full number of Options and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of any such Award;
(c)    any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan with respect to an Option, Stock Appreciation Right or full-value awards, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under the Plan;
(d)    each Share of Stock issued pursuant to or subject to outstanding Awards granted after the Effective Date, other than pursuant to or subject to any Option or Stock Appreciation Right, shall count as 1.76 Shares of Stock (but if forfeited, or repurchased at less than its then Fair Market Value as a means of effecting forfeiture, shall again be available for grant under the Plan as 1.76 Shares of Stock available under the limitation); and
(e)    settlement of any Award shall not count against the foregoing limitation except to the extent settled in the form of Stock.
Shares of Stock issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury.
5.    Administration
5.1    General. The Committee shall be responsible for administering the Plan, subject to this Section 5 and the other provisions of the Plan. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.
5.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Award Agreement, and, subject to Section 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. If the Committee does not exist or is unable to act for any reason, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board.
Notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that: (A) the Board may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or disability or in the event of a Change Of Control (as defined below); and (B) annual equity grants to non-employee Directors that occur in connection with the Company’s annual meeting of shareholders may vest on the date of the Company’s next annual meeting. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.    Eligibility and Participation
6.1    Eligibility. Individuals eligible to participate in the Plan include all Employees and nonemployee Directors, and all consultants and advisors to the Company, its Affiliates and/or Subsidiaries.
6.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential. Further, in no event shall the number of Shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 150,000, as adjusted from time to time under Section 8.
6.3    General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including, if applicable, delivering a fully executed copy of any agreement evidencing an Award to the Company).
6.4    Effect of Termination of Employment, Etc.
(a)    To the extent consistent with Sections 409A and 162(m) of the Code, each Award Agreement shall set forth the extent to which the Participant shall have the right to retain or accelerate the vesting or exercisability of an Award following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however, any outstanding Option or SAR of the Participant shall cease to be exercisable in any respect not later than 3 months following termination and, for the period it remains exercisable following termination, shall be exercisable only to the extent exercisable at the date of termination. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

(b)    If the employment of a Participant with the Company and its Affiliates should subsequently terminate during the one year period following a Change Of Control, then as to any one or more outstanding Awards which are not otherwise accelerated in full in accordance with Section 9.2, the Committee may, either in advance of a Change Of Control or at the time thereof and upon such terms as it may deem appropriate, provide for the acceleration of such outstanding Awards in accordance with the following provisions:

(i)    All outstanding Awards held by such Participant shall become vested and/or exercisable as of the effective date of such termination, whether or not the Awards were otherwise vested and/or exercisable, and all conditions shall be waived with respect to outstanding Awards, and

(ii)    For all outstanding Awards that are Performance Awards, (A) if the performance cycle has been completed, payment of amounts determined in accordance with the terms of the Performance Award shall be made in a lump sum not later than 90 days following the effective date of such termination, and (B) otherwise, the target level of performance shall be deemed to have been achieved with respect to such Performance Award and payment of amounts determined in accordance with the terms of the Performance Award, pro-rated to reflect the portion of the full performance cycle for such Performance Award that elapsed prior to such effective date shall be made in a lump sum not later than 90 days following such effective date.

6.5    Non-Transferability of Awards. Except as otherwise provided in this Section 6.5, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” has the meaning set forth in the instruction to Form S-8 under the Securities Act of 1933.
6.6    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the Share limit of Section 4.
7.    Specific Terms of Awards
7.1    Options.
(a)    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that Incentive Options may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code).

(b)    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Option or a Nonstatutory Option. Only if expressly so provided in the applicable Award Agreement shall the grant date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(c)    Option Price. The Option Price for each grant of an Option under the Plan shall not be less than 100% of the Fair Market Value of Stock on its grant date. With respect to a Participant who is a Ten Percent Owner, the Option Price of Stock subject to an Incentive Option shall not be less than 110% of the Fair Market Value of Stock on its grant date.

(d)    Option Period. Except as otherwise provided in Section 422 of the Code with respect to any Incentive Option, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and specify in the Award Agreement; provided, however, that no Incentive Option may be exercisable on or after the 7th anniversary of its grant date or on or after the 5th anniversary of its grant date if the Participant is a Ten Percent Owner. No Nonstatutory Option may be exercisable on or after the 7th anniversary of its grant date. If the Fair Market Value exceeds the Option Price on the last day that an Option may be exercised under an Award Agreement, as long as an exercise would be permitted under applicable laws, the affected Participant will be deemed to have exercised the vested portion of such Option in a net exercise under Section 7.1(e) below without the requirement of any further action.

(e)    Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may, subject to Section 6.4 and Section 9, accelerate such Option in whole or in part; provided, however, that in the case of an Incentive Option, any such acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

(f)    Method of Exercise and Payment. An Option may be exercised by the Participant giving written notice, in the manner provided in Section 18, specifying the number of Shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the Option Price of the shares to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, by delivery to the Company Shares of Stock having a Fair Market Value equal to the Option Price of the Shares to be purchased. An Option may also be exercised via a net exercise method whereby the Company withholds from the delivery of Stock for which the Option was exercised that number of Shares of Stock having a Fair Market Value equal to the aggregate Option Price of the Shares of Stock for which the Option was exercised.
If the Stock is traded on an established market, payment of any Option Price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the

Participant or his agent the number of Shares then being purchased. Such Shares of Stock shall be fully paid and nonassessable.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(g)    Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of Shares of Stock for which the Option first becomes exercisable in a calendar year does not have an aggregate Fair Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Participant for any calendar year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of Shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Participant under the Plan, and under each other incentive option previously granted to the Participant under any other incentive option plan of the Company and its Affiliates after December 31, 1986, including under the Prior Plan. Any Shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(h)    Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such Shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2    Stock Appreciation Rights.
(a)    Grant of SARs. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b)    Award Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, and such other provisions as the Committee shall determine.

(c)    Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.
(d)    Period. No Stock Appreciation Right may be exercised on or after the 7th anniversary of the grant date.
(e)    Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option.
7.3    Restricted Stock and Restricted Stock Units.
(a)    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall represent the right of a Participant to receive Shares of Stock upon the lapse of the Period of Restriction.

(b)    Award Agreement. Each Share of Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(c)    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. Subject to Section 6.4 and Section 9, any such Restriction Period may be shortened by the Committee on such basis as it deems appropriate.
In the event that the vesting date occurs on a date which is not a trading day on the principal securities exchange on which the Shares are then traded, the Fair Market Value on the last prior trading date will be utilized for cost basis.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(d)    Issuance of Shares. Shares of Restricted Stock awarded pursuant to a Restricted Stock Award shall be issued as certificates or recorded in book-entry form, subject to subsection (e) below. Such shares shall be registered in the name of the Participant. Any certificates so issued shall be printed with an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. Shares recorded in book-entry form shall be recorded with a notation referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee.

(e)    Escrow of Shares. The Committee may require that the stock certificates or book-entry registrations evidencing Shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
(f)    Voting and Other Rights. Except as otherwise provided in the Plan or the applicable Award Agreement, to the extent permitted or required by law, a Participant holding Shares of Restricted Stock granted hereunder shall have all of the rights of a stockholder of the Company, including the right to vote. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, a Participant may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

(g)    Form and Timing of Payment. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, any certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered, and the restrictive legends shall be promptly removed from any book-entry registrations for such shares. Settlement of vested Restricted Stock Units shall be made promptly following the close of the applicable Restriction Period.

(h)    Section 83(b) Election. The Board may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

7.4    Performance Units.
(a)    Grant of Performance Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

(b)    Value and Character. Each Performance Unit shall entitle the recipient to the value of a specified number of Shares of Stock, over the initial value for such number of Shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.

(c)    Earning of Performance Units. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(d)    Form and Timing of Payment. Payment of earned Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Payment shall be made in a single lump sum equal to the value of the earned Performance Units at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period, but not later than the expiration of the deferral period for such Award under Section 409A of the Code. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals in accordance with Section 409A of the Code.

7.5    Other Stock-Based Awards.

(a)    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(b)    Value Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

(c)    Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination thereof, as the Committee determines.

8.    Adjustment Provisions
8.1    Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. Subject to Section 9.2, if subsequent to the Effective Date the outstanding Shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional Shares or new or different shares or other securities are distributed with respect to Shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such Shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of Shares provided in Section 4, (ii) the numbers and kinds of Shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each Share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each Share of Restricted Stock then subject to a risk of forfeiture in the form of a Company repurchase right.
8.2    Cancellation and Termination of Awards. The Committee may, in connection with any merger, consolidation, share exchange or other transaction entered into by the Company in good faith, determine that any outstanding Awards granted under the Plan, whether or not vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Common Stock and the purchase price per Share (if any) under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Award will be canceled and terminated without payment therefor.
8.3    Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of a Change Of Control, each outstanding Option and SAR shall terminate, but the Participant (if, at the time, an Employee of the Company or an Affiliate) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or SAR to the extent exercisable on the date of dissolution or liquidation.
8.4    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Adjustments under this Section 8.4 shall be consistent with Section 409A and 162(m) of the Code and adjustments pursuant to determination of the Committee shall be conclusive and binding on all Participants under the Plan.
8.5    Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, risks of forfeiture, applicable repurchase prices for Restricted Stock, Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a Share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of Shares covered by an Award shall cause such number to include a fraction of a Share, such number of Shares shall be adjusted to the nearest smaller whole number of Shares. No adjustment of an Option exercise price per Share pursuant to this Section 8 shall result in an exercise price which is less than the par value of a Share.
9.    Change Of Control
9.1    Change Of Control. For purposes of the Plan, a “Change Of Control” shall mean the occurrence during the term of any of the following events.
(a)     the consummation of:

(i)    any consolidation, merger or similar transaction of the Company (a “Business Combination”) (other than a consolidation, merger or similar transaction of the Company into or with a direct or indirect wholly-owned Subsidiary) as a result of which (1) the stockholders of the Company immediately prior to the Business Combination own (directly or indirectly), immediately after the Business Combination, less than 50% of the then outstanding shares of common stock that are entitled to vote generally for the election of directors of the corporation resulting from such Business Combination (including as a result of shares being converted into cash, securities or other property) or (2) the holders of the shares immediately prior to the Business Combination do not have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination; or

(ii)    any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to occur unless assets constituting at least 80% of the total assets of the Company are transferred pursuant to such sale, lease, exchange or other transfer;

(b)     the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

(c)     any Person shall become the Beneficial Owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, without the approval of the Board; or

(d)     at any time during a consecutive period of 36 months, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such 36-month period was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such 36-month period (or were approved by a majority of directors then in office).
Notwithstanding the foregoing, if a Change Of Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change Of Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change Of Control has occurred pursuant to the above definition, the date of the occurrence of such Change Of Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change Of Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

9.2    Limited Acceleration Upon Change Of Control. For the avoidance of doubt, the Committee may not accelerate the vesting and exercisability (as applicable) of any outstanding Awards, in whole or in part, solely upon the occurrence of a Change Of Control except as provided in this Section 9.2. In the event of termination of employment at or following a Change Of Control, acceleration of vesting and exercisability of any outstanding Awards, if any, shall occur subject to Section 6.4(b).
In the event of a Change of Control after the date of the adoption of the Plan, then:

(a)     to the extent an outstanding Award subject solely to time-based vesting is not assumed or replaced by a comparable Award referencing shares of the capital stock of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, then any outstanding Award subject solely to time-based vesting then held by Participants that is unexercisable, unvested or still subject to restrictions or forfeiture shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control;

(b)    all Awards that vest subject to the achievement of any performance goal, target performance level, or similar performance-related requirement shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, either (A) be canceled and terminated without any payment or consideration therefor; or (B) automatically vest based on: (1) actual achievement of any applicable Performance Goals through the date of the Change Of Control, as determined by the Committee in its sole discretion; or (2) achievement of target performance levels (or the greater of actual achievement of any applicable Performance Goals through the date of the Change of Control, as determined by the Committee in its sole discretion, and target performance levels); provided that in the case of vesting based on target performance levels such Awards shall also be prorated based on the portion of the Performance Period elapsed prior to the Change Of Control; and, in the case of this clause (B), shall be paid at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code, as determined by the Committee.

Each outstanding Award that is assumed in connection with a Change Of Control, or is otherwise to continue in effect subsequent to the Change Of Control, will be appropriately adjusted, immediately after the Change Of Control, as to the number and class of securities and other relevant terms in accordance with Section 8.

10.    Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

11.    Deferrals
To the extent permitted by Section 409A and Section 162(m) of the Code, the Committee may permit or require a Participant to defer the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals consistent with Section 409A of the Code.

It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreement and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Section 409A of the Code: (i) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (ii) if any amount is payable under such Award upon a disability, a disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (iii) if any amount is payable under such Award on account of the occurrence of a Change Of Control, a Change Of Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” has occurred as such terms are defined for purposes of Section 409A of the Code, (iv) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (y) the date that is six months after the date of the Participant’s separation from service or (z) the Participant’s death, (v) any right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment, and (vi) no amendment to or payment under such Award will be made except and only to the extent permitted under Section 409A of the Code.

Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

12.    Settlement of Awards
12.1    In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

12.2    Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of Shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of such Shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:
(a)     the Shares are at the time of the issue of such Shares effectively registered under the Securities Act of 1933; or

(b)    the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

12.3    Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.
12.4    Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
12.5    Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any Shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of Shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of Shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 12.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.
12.6    Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 12.4 in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or recorded in connection with book-entry accounts representing the shares to make appropriate reference to such restrictions.
12.7    Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
12.8    Tax Withholding. Whenever Shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any such Shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such case a Participant may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold Shares to satisfy its tax obligations. The Company also may require a Participant to satisfy withholding obligations by engaging in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan. A Participant may only elect to have Shares withheld having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.
13.    Reservation of Stock
The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of Shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

14.    Rights of Participants
14.1    Limitation of Rights in Stock. A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares of Stock subject to an Award, unless and until Shares shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company.
14.2    Employment. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.
14.3    Participation. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
15.    Unfunded Status of Plan
The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of ERISA. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

16.    Successors
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.    Amendment, Modification, Suspension, and Termination
Subject to Section 8, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan or if necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, without limitation, Section 409A and Section 162(m) of the Code), and to the administrative regulations and rulings promulgated thereunder.
Notwithstanding the foregoing,

(a)     the Board may not amend the Plan to (i) change the description of the persons eligible for Awards under the Plan (ii) increase the number of shares of Stock available under the Plan except as necessary to carry out the provisions of Section 8 (concerning certain adjustments attributable to corporate actions and other events), or (iii) change the basis on which Shares under any Award are taken into account for purposes of the limitation on the number of Shares of Stock available under the Plan, without shareholder approval;

(b)    no Option or Stock Appreciation Right shall be repriced, replaced, or regranted through cancellation, or by lowering the Option Price for a previously granted Option or the grant price of a previously granted SAR, and no Award shall be canceled in exchange for a cash payment from the Company to the Award owner, except under the limited circumstances described above in Section 8.2 relating to Cancellation and Termination of Awards; and

(c)    no amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the recipient’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change Of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any present or future law or regulation, including without limitation the provisions of Section 409A of the Code or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

18.    General Provisions
18.1    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
18.2    Notices and Other Communications

(a)     Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

(b)    Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).

18.3    Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
18.4    Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
18.5    Forfeiture and Clawback. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award, including any payment of Shares received upon exercise or in satisfaction of an Award under the Plan shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries, including facts and circumstances discovered after termination of service. Without limiting the foregoing, the terms of any Award shall be subject to, and shall be deemed automatically to incorporate, any “clawback”, “recovery,” or similar policy adopted by the Company and in effect before or after the grant of such Award.
18.6    Tolling. If exercising an Option or Stock Appreciation Right prior to its expiration is not permitted because of applicable laws, other than the rules of any stock exchange or quotation system on which the Stock is listed or quoted, the Option or Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Option or Stock Appreciation Right remaining exercisable past the end of its original Option Period, then it will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by applicable laws and (y) the last day of the Option Period.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 03/19/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 03/19/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A John Mutch	☐	☐	☐
1B Wayne Barr, Jr.	☐	☐	☐
1C Kenneth Kong	☐	☐	☐
1D Michael A. Pangia	☐	☐	☐
1E John J. Quicke	☐	☐	☐
1F Dr. James C. Stoffel	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years
4 Advisory, non-binding vote on frequency of holding votes on Say-on-Pay.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5 To approve the Aviat Networks, Inc. 2018 Incentive Plan.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000354023_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document are available at www.proxyvote.com

AVIAT NETWORKS, INC.
Annual Meeting of Stockholders
March 20, 2018 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Mutch, Michael Pangia and Meena Elliott or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AVIAT NETWORKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 11:00 AM, PDT on 03/20/2018, at 860 N. McCarthy Blvd, Suite 200, Milpitas, California 95035, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000354023_2 R1.0.1.17